                                                                      APPENDIX A
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               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                                BFH MERGER CORP.
                                      AND
                           BIG FLOWER HOLDINGS, INC.
                          DATED AS OF OCTOBER 11, 1999

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                                      A-1

                               TABLE OF CONTENTS

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
                                                     ARTICLE I

                                                     THE MERGER

SECTION 1.01              The Merger.....................................................................        A-9
SECTION 1.02              Effective Time.................................................................        A-9
SECTION 1.03              Effects of the Merger..........................................................       A-10
SECTION 1.04              Certificate of Incorporation and By-Laws of the
                          Surviving Corporation..........................................................       A-10
SECTION 1.05              Directors......................................................................       A-10
SECTION 1.06              Officers.......................................................................       A-10

                                                     ARTICLE II

                                     EFFECT OF THE MERGER ON THE CAPITAL STOCK
                                          OF THE CONSTITUENT CORPORATIONS

SECTION 2.01              Effect on Capital Stock........................................................       A-10
SECTION 2.02              Options; Stock Plans...........................................................       A-12
SECTION 2.03              Modification of Merger Consideration...........................................       A-13
SECTION 2.04              Payment for Shares.............................................................       A-14

                                                    ARTICLE III

                                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01              Organization and Qualification; Subsidiaries...................................       A-16
SECTION 3.02              Capitalization; Subsidiaries...................................................       A-16
SECTION 3.03              Authority Relative to this Agreement...........................................       A-17
SECTION 3.04              No Violations of Law...........................................................       A-18
SECTION 3.05              No Defaults or Violations Arising from the Merger..............................       A-18
SECTION 3.06              Absence of Certain Changes.....................................................       A-19
SECTION 3.07              SEC Reports and Financial Statements...........................................       A-19
SECTION 3.08              Information....................................................................       A-19
SECTION 3.09              Litigation.....................................................................       A-20
SECTION 3.10              Material Contracts.............................................................       A-20
SECTION 3.11              Taxes..........................................................................       A-20
SECTION 3.12              Employee Benefits..............................................................       A-21
SECTION 3.13              Labor Relations and Employment.................................................       A-23
SECTION 3.14              Environmental Matters..........................................................       A-24
SECTION 3.15              Intellectual Property..........................................................       A-26
SECTION 3.16              Year 2000 Compliance...........................................................       A-26
SECTION 3.17              Rights Agreement...............................................................       A-27
SECTION 3.18              Board Recommendation...........................................................       A-27
SECTION 3.19              Required Company Vote..........................................................       A-27
SECTION 3.20              Related Party Transactions.....................................................       A-28
SECTION 3.21              State Takeover Statutes........................................................       A-28
SECTION 3.22              Brokers and Finders............................................................       A-28
SECTION 3.23              Opinions of Investment Banking Firms...........................................       A-28

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                                                     ARTICLE IV

                                     REPRESENTATIONS AND WARRANTIES OF MERGECO

SECTION 4.01              Organization and Qualification.................................................       A-29
SECTION 4.02              Authority Relative to this Agreement...........................................       A-29
SECTION 4.03              No Violation...................................................................       A-29
SECTION 4.04              Information....................................................................       A-29
SECTION 4.05              Financing......................................................................       A-30
SECTION 4.06              Delaware Law...................................................................       A-30
SECTION 4.07              Newly Organized................................................................       A-30

                                                     ARTICLE V

                                                     COVENANTS

SECTION 5.01              Conduct of Business of the Company.............................................       A-30
SECTION 5.02              Access to Information..........................................................       A-32
SECTION 5.03              Efforts........................................................................       A-32
SECTION 5.04              Public Announcements...........................................................       A-34
SECTION 5.05              Indemnification; Directors' and Officers' Insurance............................       A-34
SECTION 5.06              Notification of Certain Matters................................................       A-35
SECTION 5.07              Rights Agreement...............................................................       A-35
SECTION 5.08              State Takeover Laws............................................................       A-36
SECTION 5.09              No Solicitation................................................................       A-36
SECTION 5.10              ISRA Requirements..............................................................       A-37
SECTION 5.11              Reports........................................................................       A-37
SECTION 5.12              Stockholders' Meeting..........................................................       A-38
SECTION 5.13              Employee Benefit Arrangements..................................................       A-39
SECTION 5.14              Acquisition of Columbine JDS Systems...........................................       A-39
SECTION 5.15              Treatment of Certain Investments...............................................       A-39

                                                     ARTICLE VI

                                      CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 6.01              Conditions.....................................................................       A-40
SECTION 6.02              Conditions to Obligations of MergeCo...........................................       A-41
SECTION 6.03              Conditions to Obligation of the Company........................................       A-42

                                                    ARTICLE VII

                                          TERMINATION; AMENDMENTS; WAIVER

SECTION 7.01              Termination....................................................................       A-42
SECTION 7.02              Effect of Termination..........................................................       A-43
SECTION 7.03              Fees and Expenses..............................................................       A-44
SECTION 7.04              Amendment......................................................................       A-44
SECTION 7.05              Extension; Waiver..............................................................       A-44

                                                    ARTICLE VIII

                                                   MISCELLANEOUS

SECTION 8.01              Non-Survival of Representations and Warranties.................................       A-45
SECTION 8.02              Entire Agreement; Assignment...................................................       A-45
SECTION 8.03              Validity.......................................................................       A-45

                                      A-3
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SECTION 8.04              Notices........................................................................       A-45
SECTION 8.05              Governing Law..................................................................       A-46
SECTION 8.06              Descriptive Headings...........................................................       A-46
SECTION 8.07              Counterparts...................................................................       A-46
SECTION 8.08              Parties in Interest............................................................       A-46
SECTION 8.09              Certain Definitions............................................................       A-46
SECTION 8.10              Specific Performance...........................................................       A-47

                                   SCHEDULES

Schedule 2.01(c)(ii).........................  Holders of Retained Shares
Schedule 5.14................................  Acquisition of Columbine JDS Systems, Inc.
Schedule 5.15(a).............................  Treatment of Private Internet Investments
Schedule 5.15(b).............................  Treatment of Public Internet Investments
Schedule 6.02(d).............................  Financing Commitments

                             TABLE OF DEFINED TERMS

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
401(k) Plans...............................................................................................          14
Acquisition Transactions...................................................................................          46
affiliate..................................................................................................          63
Agreement..................................................................................................           1
Aggregate Spread...........................................................................................           6
Bona Fide Proposal.........................................................................................          48
Business...................................................................................................          27
Cash Consideration.........................................................................................           4
Certificate Amendments.....................................................................................           2
Certificates...............................................................................................          10
Code.......................................................................................................          22
Common Shares..............................................................................................           1
Company....................................................................................................           1
Company Affiliated Group...................................................................................          20
Company Board..............................................................................................           1
Company Disclosure Schedule................................................................................          13
Company Representatives....................................................................................          39
Company Stock Plan.........................................................................................          14
Company Stockholder Approval...............................................................................          15
Confidentiality Agreement..................................................................................          40
Consent....................................................................................................          40
control....................................................................................................          63
DGCL.......................................................................................................           1
Dissenting Shares..........................................................................................           5
Effective Time.............................................................................................           2
Environmental Laws.........................................................................................          28
Environmental Liabilities and Costs........................................................................          28
Environmental Permits......................................................................................          28
ERISA......................................................................................................          22
ERISA Affiliate............................................................................................          23
Excess Shares..............................................................................................          16
Exchange Act...............................................................................................          15
Exchange Agent.............................................................................................          10
Exchange Fund..............................................................................................          10
Exchanged Option...........................................................................................           7
Exchanged Option Merger Consideration......................................................................           7
Exchanged Share............................................................................................           4
Exchanged Share Certificates...............................................................................          16
Evercore...................................................................................................           7
Financial Statements.......................................................................................          18
Form 10-K..................................................................................................          18
Governmental Entity........................................................................................          16
Hazardous Substances.......................................................................................          28
HSR Act....................................................................................................          16
Indemnified Parties........................................................................................          43
Injunction.................................................................................................          53
Intellectual Property......................................................................................          30

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
Interested stockholder.....................................................................................          41
Investment Consideration...................................................................................           8
Investment Instrument......................................................................................          52
ISRA.......................................................................................................          29
Junior Preferred Stock.....................................................................................          14
Laws.......................................................................................................          63
LNA........................................................................................................          48
Material Adverse Effect on MergeCo.........................................................................          34
Material Adverse Effect on the Company.....................................................................          13
Material Contracts.........................................................................................          34
MergeCo....................................................................................................           1
MergeCo Representatives....................................................................................          40
Merger.....................................................................................................           1
Merger Consideration.......................................................................................           5
Offeror....................................................................................................          47
Option.....................................................................................................           6
Order......................................................................................................          53
Original Agreement.........................................................................................           1
Other Filings..............................................................................................          19
PBGC.......................................................................................................          23
Person.....................................................................................................          63
Persons....................................................................................................          63
Plans......................................................................................................          22
Preferred Stock............................................................................................          14
Proxy Statement............................................................................................          49
Purchase Agreement.........................................................................................           8
QUIPS......................................................................................................          14
Release....................................................................................................          29
Relevant Period............................................................................................           9
Relevant Purchaser.........................................................................................           7
Remedial Action............................................................................................          29
Representatives............................................................................................          46
Retained Option............................................................................................           7
Retained Share.............................................................................................           5
Rights Agreement...........................................................................................           1
Rights Amendment...........................................................................................          31
SEC........................................................................................................          18
SEC Reports................................................................................................          18
Securities Act.............................................................................................          53
Shares.....................................................................................................           1
Significant Subsidiary.....................................................................................          15
Special Meeting............................................................................................          49
Subsidiaries...............................................................................................          63
Subsidiary.................................................................................................          63
Surviving Corporation......................................................................................           2
Tax Return.................................................................................................          21
Taxes......................................................................................................          21
Terminating Company Breach.................................................................................          58
Terminating MergeCo Breach.................................................................................          58
Termination Date...........................................................................................          58

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
Termination Fee............................................................................................          59
THL........................................................................................................           7
Title IV Plans.............................................................................................          22
Total Post-Merger Common Shares............................................................................           4
Trust Agreement............................................................................................          14
WARN.......................................................................................................          25
Year 2000 Compliant........................................................................................          31

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of October 11, 1999, between BFH Merger Corp., a Delaware corporation ("MERGECO"), and Big Flower Holdings, Inc., a Delaware corporation (the "COMPANY").

    WHEREAS, the respective Boards of Directors of MergeCo and the Company have approved the merger of MergeCo with and into the Company, as set forth below (the "MERGER"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL").

    WHEREAS, MergeCo and the Company previously entered into an Agreement and Plan of Merger (the "ORIGINAL AGREEMENT"), dated as of June 29, 1999, providing for the Merger upon certain terms and conditions.

    WHEREAS, MergeCo and the Company have agreed to revise the terms of the Merger and to amend and restate the Original Agreement (as amended) to reflect these amendments to the terms of the Merger.

    WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, in the Merger, the holders of shares of common stock of the Company, par value $.01 per share (the "COMMON SHARES"), issued and outstanding immediately prior to the Effective Time (as defined in Section 1.02), including the associated Rights issued pursuant to, and defined in, the Rights Agreement, dated as of November 28, 1995, between the Company and The Bank of New York, as Rights Agent (the "RIGHTS AGREEMENT", which Rights, together with the Common Shares, are hereinafter referred to as the "SHARES"), will be entitled to either
(i) receive cash in exchange for their Shares, or (ii) retain a certain number of their Shares and receive cash and possibly certain other consideration in exchange for the remainder of their Shares.

    WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD") has, in light of and subject to the terms and conditions set forth herein: (i) determined that (A) the consideration to be paid for each Share in the Merger is fair to the stockholders of the Company, and (B) the Merger is advisable and otherwise in the best interests of the Company and its stockholders, and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby and to recommend approval and adoption by the stockholders of the Company of this Agreement.

    WHEREAS, MergeCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.

    WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, MergeCo and the Company agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01 THE MERGER. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the DGCL, at the Effective Time (as defined in Section 1.02), MergeCo shall be merged with and into the Company. Following the Merger, the separate corporate existence of MergeCo shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION").

    SECTION 1.02 EFFECTIVE TIME. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the Company shall execute, in the manner required by the DGCL, and deliver to the Secretary of State of the State of Delaware, a duly executed and verified certificate of merger, and the parties shall take such other and further actions as may be required by Law to make the Merger effective. The time the Merger becomes effective in accordance with applicable Law is referred to herein as the "EFFECTIVE TIME."

    SECTION 1.03 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and MergeCo shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and MergeCo shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 1.04 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION.

    (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law.

    (b) The by-laws of the Company in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with the provisions thereof and applicable Law.

    SECTION 1.05 DIRECTORS. Subject to applicable Law, the directors of MergeCo immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

    SECTION 1.06 OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                                   ARTICLE II
                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS

    SECTION 2.01 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of MergeCo:

    (a) COMMON STOCK OF MERGECO. All of the shares of common stock of MergeCo, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into a number of Common Shares following the Merger equal to:

    (i) the Total Post-Merger Common Shares (defined below), minus

    (ii) the number of Retained Shares together with the number of Common Shares, if any, issued in the Merger in exchange for Options (as defined in Section 2.02) pursuant to Section 2.03(c).

    The "TOTAL POST-MERGER COMMON SHARES" shall be 12,194,449 Common Shares, which number is based on an assumption that the transactions set forth in Sections 5.14, 5.15(a) and 5.15(b) will be consummated on the terms set forth in such Sections; PROVIDED THAT such number of Common Shares shall be subject to appropriate adjustments if any of the transactions set forth in Sections 5.14, 5.15(a) or 5.15(b) are not consummated on the terms set forth in such Sections; PROVIDED FURTHER THAT the maximum possible number of Total Post-Merger Common Shares shall be no more than 14,526,481.

    (b) CANCELLATION OF TREASURY STOCK. Each Share that is owned by the Company shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

    (c) TREATMENT OF COMMON SHARES. Each Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be treated as follows:

       (i) Subject to Section 2.03, each Share held by a Person not listed in the table set forth on Schedule 2.01(c)(ii), other than Dissenting Shares (as defined in Section 2.01(d)) and shares owned by any subsidiary of the Company, (each of such Shares, together with each of the Shares described in Section 2.01(c)(ii)(B), an "EXCHANGED SHARE") shall be converted into the right to receive from the Company after the Merger cash in an amount equal to $31.50 (the "CASH CONSIDERATION"), and each such Exchanged Share shall no longer be outstanding, shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Exchanged Shares shall, to the extent such certificate represents such Exchanged Shares, cease to have any rights with respect thereto, except the right to receive the Cash Consideration applicable thereto, upon surrender of such certificate in accordance with Section 2.04.

       (ii) Subject to Section 2.03, in respect of the Shares held by each Person listed in the table set forth on Schedule 2.01(c)(ii):

           (A) that number of such Person's Shares which is set forth in the column of such table headed "Retained Shares" shall be retained by such Person as such number of fully paid and nonassessable Common Shares (each of such Common Shares, a "RETAINED SHARE"); and

           (B) each of such Person's Shares which is not a Retained Share shall be an Exchanged Share and shall be converted into the right to receive from the Company after the Merger the Cash Consideration for each such Share, and each such Exchanged Share shall no longer be outstanding, shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Exchanged Shares shall, to the extent such certificate represents such Exchanged Shares, cease to have any rights with respect thereto, except the right to receive the Cash Consideration applicable thereto, upon surrender of such certificate in accordance with Section 2.04.

    The Retained Shares, together with the Cash Consideration, the Exchanged Option Merger Consideration (as defined in Section 2.02(c)), and any other consideration agreed to be provided to holders of Shares or Options pursuant to
Section 2.03 in exchange for such Shares or Options, shall be referred to as the "MERGER CONSIDERATION".

    (d) DISSENTING SHARES. Notwithstanding Section 2.01(c), Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the DGCL prior to the Effective Time ("DISSENTING SHARES") shall not be converted into a right to receive the Cash Consideration relating to such Shares, unless such holder fails to perfect, withdraws or otherwise loses such holder's right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses such holder's right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Cash Consideration relating to such Shares. The Company shall give MergeCo prompt notice of any demands received by the Company for appraisal of Shares, and MergeCo shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of MergeCo, make any payment with respect to, or settle or offer to settle, any such demands.

    SECTION 2.02 OPTIONS; STOCK PLANS.

    (a) With respect to any outstanding option to acquire Common Shares granted under any stock option or other similar plan of the Company, whether or not exercisable (each such option, an "OPTION"), it is the intention of the parties that, subject to Sections 2.02(d) and 2.03(c):

       (i) each Option shall be surrendered by the holder thereof prior to the Effective Time in exchange for that number of Shares equal to the Aggregate Spread (as defined below) of such Option divided by $31.50,

       (ii) the Shares issued to the holder of such Option in such exchange shall be deemed to be Exchanged Shares and shall be converted into the right to receive the Cash Consideration in accordance with
           Section 2.01(c), and

       (iii) no fractional Shares shall be issued in the exchange but the Company shall pay the holder cash in lieu of the fractional interest.

    "AGGREGATE SPREAD" as to any Option shall mean an amount (which shall in no event be less than zero) equal to $31.50 minus the per Share exercise price of such Option multiplied by the number of Shares issuable upon exercise of such Option.

    (b) Promptly after the execution of this Agreement, the Company shall use its best efforts to obtain the consent from the holders of Options to the treatment of such Options as set forth in Section 2.02(a), unless the Company, MergeCo and any such holder of an Option or Options agree to a different treatment of such holder's Option or Options pursuant to Section 2.03(c).

    (c) In the event that the Company obtains the legal, valid and binding consent of the holder of an Option or Options to the treatment of such Option or Options as set forth in Section 2.02(a), then:

       (i) the Company shall, immediately prior to the Effective Time:

           (A) take such steps as are necessary to effect the exchange of each such Option into that number of Shares equal to the Aggregate Spread of each such Option divided by $31.50, and

           (B) shall pay the relevant holder cash in lieu of any fractional interest of a Share; and

       (ii) at the Effective Time, the Shares issued to the holder of such Option in such exchange shall be deemed to be Exchanged Shares and shall be converted into the right to receive the Cash Consideration in accordance with Section 2.01(c).

    (d) In the event that, as of the Effective Time:

       (i) the Company has not obtained the consent of the holder of an Option or Options to the treatment of such Option or Options as set forth in
           Section 2.02(a), and

       (ii) the Company, MergeCo and such holder have not agreed to a different treatment of such holder's Option or Options pursuant to Section 2.03(c),

    then, as of the Effective Time, by virtue of the Merger and without any action on the part of such holder of such Option or Options, each such Option shall be designated as an "EXCHANGED OPTION" and shall be cancelled in exchange for the right to receive from the Company after the Merger cash in an amount equal to (such consideration being the "EXCHANGED OPTION MERGER CONSIDERATION"):

       (iii) the Cash Consideration less the per share exercise price of such Exchanged Option, multiplied by

       (iv) the number of Common Shares subject to such Exchanged Option.

    (e) Prior to the Effective Time, the Company shall amend the terms of its equity incentive plans or arrangements, in each case as is necessary to give effect to the provisions of this Section 2.02 and any other arrangements made in respect of the Options pursuant to Section 2.03(c).

    SECTION 2.03 MODIFICATION OF MERGER CONSIDERATION.

    (a) If, prior to the Effective Time, Thomas H. Lee Company ("THL"), Evercore Capital Partners LP ("EVERCORE") or any of their affiliates (any such entity being a "RELEVANT PURCHASER") enters into an agreement with any of the Persons listed on Schedule 2.01(c)(ii) (as amended pursuant to Section 2.03(c)) to purchase from such Person any of such Person's Exchanged Shares at the Effective Time in exchange for consideration equal to the Cash Consideration with respect to such Exchanged Shares (any such agreement, a "PURCHASE AGREEMENT"):

       (i) MergeCo and the Company shall modify this Agreement (including, without limitation, Section 2.01(c) and any schedule attached to this Agreement) on or prior to such date as appropriate to reflect the terms of such Purchase Agreement, and

       (ii) the Company shall take such other actions reasonably requested by the Relevant Purchaser so that such Purchase Agreement can be effected.

    (b) The parties agree that, prior to the Effective Time, Schedule 2.01(c)(ii) may be amended by MergeCo, without the consent of the Company, in the following manner:

       (i) MergeCo and any Person holding Shares may agree at any time prior to the Effective Time as to:

           (A) the number of such Person's Shares which shall be Exchanged
               Shares,

           (B) the number of such Person's Shares which shall be Retained Shares, and

           (C) with respect to the first Person listed on Schedule 2.01(c)(ii) on the date hereof only, the number of such Person's Shares, if any, which shall be exchanged in the Merger in consideration for an interest in an Investment Instrument (as defined in Section 5.15) (such per Share interest in an Investment Instrument being the "INVESTMENT CONSIDERATION" for such Share), and MergeCo shall provide the Company with reasonable evidence of any such agreement.

       (ii) Schedule 2.01(c)(ii) shall be amended to reflect such an agreement reached between MergeCo and a Person holding Shares as follows:

           (A) To the extent such Person is not listed on Schedule 2.01(c)(ii) and such Person has agreed to a number of such Person's Shares being Retained Shares, such Person shall be added to Schedule 2.01(c)(ii).

           (B) The number of such Person's Shares that such Person and MergeCo agree shall become Retained Shares shall be inserted in the column in the table set forth in Schedule 2.01(c)(ii) headed "Retained Shares" beside such Person's name and shall be treated in the Merger as set forth in Section 2.01(c)(ii)(A), subject to further adjustments under Section 2.03(b)(i).

           (C) The number of such Person's Shares that such Person and MergeCo agree shall be Exchanged Shares shall be treated in the Merger as set forth in Section 2.01(c)(ii)(B), subject to further adjustments under Section 2.03(b)(i).

           (D) With respect to the first Person listed on Schedule 2.01(c)(ii) on the date hereof only, the number of such Person's shares that MergeCo and such Person agree shall be exchanged in consideration for an interest in the Investment Instrument shall be treated in the Merger as set forth in such agreement, subject to further adjustments under Section 2.03(b)(i).

    (c) The parties agree that, prior to the Effective Time, the treatment of a Person's Options in the Merger may be amended by MergeCo, with the consent of the Company, such consent not to be unreasonably withheld, if MergeCo and such Person agree that all or a portion of such Person's Options shall be treated differently than the Options which are surrendered in exchange for Shares, or are treated in the Merger as Exchanged Options, each as set forth in Section 2.02, or a combination of both, and this Agreement shall be amended, if necessary, to reflect such agreement, PROVIDED THAT the Exchanged Option Merger Consideration with respect to an Exchanged Option at the Effective Time, as set forth in Section 2.02(d), shall not in any event be amended. MergeCo shall provide the Company with reasonable evidence of any such agreement.

    SECTION 2.04 PAYMENT FOR SHARES.

    (a) APPOINTMENT OF EXCHANGE AGENT AND DEPOSIT OF MERGER CONSIDERATION. From and after the Effective Time, such bank or trust company as shall be mutually acceptable to MergeCo and the Company shall act as exchange agent (the "EXCHANGE AGENT"). At or prior to the Effective Time, the Company and MergeCo shall deposit, or the Company and MergeCo shall otherwise take all steps necessary to cause to be deposited, with the Exchange Agent in an account (the "EXCHANGE FUND") the aggregate Merger Consideration to which holders of Shares and Options shall be entitled after the Effective Time pursuant to Sections 2.01(c), 2.02 and 2.03 (including, with respect to the aggregate Cash Consideration, the financing arranged by MergeCo in accordance with Section 5.03(c) which is necessary to effect the payment of the aggregate Cash Consideration). Notwithstanding the foregoing, nothing in this Section 2.04(a) is intended to detract from, or limit, MergeCo's obligations in Section 5.03(c), or impose any obligation on the Company with respect thereto.

    (b) MAILING OF TRANSMITTAL LETTER. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each record holder of certificates (the "CERTIFICATES") that immediately prior to the Effective Time represented Shares a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and instructions for use in surrendering such Certificates and receiving the Merger Consideration in respect thereof.

    (c) DELIVERY OF MERGER CONSIDERATION FOR SHARES UNDER SECTION 2.01(C)(I). In effecting the delivery of the Cash Consideration in respect of Exchanged Shares represented by Certificates entitled to the Cash Consideration pursuant to
Section 2.01(c)(i), upon the surrender of each such Certificate, and in consideration for such Certificate, the Exchange Agent shall pay the holder of such Certificate the Cash Consideration multiplied by the number of such Exchanged Shares. Upon such payment by the Exchange Agent, such Certificate shall forthwith be cancelled and retired, and shall cease to exist.

    (d) DELIVERY OF MERGER CONSIDERATION FOR SHARES UNDER SECTION 2.01(C)(II). In effecting the:

       (i) retention of the Retained Shares,

       (ii) delivery of the Cash Consideration, and

       (iii) delivery of the Investment Consideration, if any,

in respect of the Shares held by a holder listed in the table set forth on
Schedule 2.01(c)(ii), upon surrender of the Certificate or Certificates in respect of such Shares, the Exchange Agent shall:

           (A) in respect of the Shares which are set forth in the column of such table headed "Retained Shares" relating to such holder, deliver to such holder a certificate representing that number of Retained Shares which such holder has the right to retain pursuant to Section 2.01(c)(ii)(A),

           (B) in respect of such holder's Exchanged Shares, pay such holder the Cash Consideration multiplied by the number of such holder's Exchanged Shares.

           (C) in respect of the shares, if any, which are being exchanged for an interest in the Investment Instrument, deliver to such holder such documents which reflect such holder's interest in the Investment Instrument.

    Upon such actions by the Exchange Agent, each such Certificate so surrendered shall forthwith be cancelled and retired, and shall cease to exist.

    (e) DELIVERY OF MERGER CONSIDERATION FOR OPTIONS UNDER SECTION 2.02(D). In effecting the delivery of the Exchanged Option Merger Consideration, in respect of each Person entitled to such consideration in the Merger pursuant to Section 2.02(d), the Exchange Agent shall pay such Person cash in an amount to which such Person is entitled pursuant to Section 2.02(d). Upon such payment by the Exchange Agent, each such Exchanged Option shall be cancelled and shall cease to exist.

    (f) DELIVERY OF MERGER CONSIDERATION FOR OPTIONS UNDER REVISED TREATMENT.
If:

       (i) an Option shall be treated differently than that set forth in Section
           2.02 pursuant to Section 2.03(c), and

       (ii) the consideration to be received by a holder of an Option is of a type which is appropriate for the Exchange Agent to deliver to such holder,

    then after the deposit with the Exchange Agent of such consideration pursuant to Section 2.04(a), the Exchange Agent shall deliver such consideration to the holder of such Option. Upon such action by the Exchange Agent, each such Option for which consideration has been delivered to each holder shall be cancelled and shall cease to exist.

    (g) RIGHTS UNTIL SURRENDER. Until surrendered in accordance with Sections
2.04 (c) or (d) above, each Certificate (other than Certificates representing
(i) Shares held by MergeCo or any of its affiliates, (ii) Shares held in the treasury of the Company, (iii) Shares held by any subsidiary of the Company or
(iv) Dissenting Shares) shall represent solely the right to receive the aggregate Merger Consideration relating thereto. No interest or dividends shall be paid or accrued on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any Person other than the Person in whose name the Certificate formerly representing Shares surrendered therefor is registered, it shall be a condition to such right to receive such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person surrendering such Shares shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

    (h) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED SHARES. No dividends or other distributions with respect to Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Shares represented thereby.

    (i) TERMINATION OF EXCHANGE AGENT'S DUTIES. Promptly following the date which is 180 days after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor the aggregate Merger Consideration relating thereto, without any interest or dividends thereon.

    (j) NO TRANSFERS OF SHARES. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger Consideration relating thereto, as provided in this Article II.

    (k) NO LIABILITY. None of MergeCo, the Company or the Exchange Agent shall be liable to any Person in respect of any Retained Shares (or dividends or distributions with respect thereto), any cash from the Exchange Fund or any other Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Retained Shares (or any dividends or distributions with respect thereto), any cash from the Exchange Fund or any other Merger Consideration would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.03(b)), any such shares, cash, dividends, distributions or other considerations in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to MergeCo as follows:

    SECTION 3.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company and each of its Subsidiaries (as defined in Section 8.09), which Subsidiaries are listed on Section 3.01 of the disclosure schedule delivered to MergeCo by the Company on the date hereof (the "COMPANY DISCLOSURE SCHEDULE"), is a corporation, partnership or a limited liability company duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is in good standing in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or to so qualify would have a Material Adverse Effect on the Company. The term "MATERIAL ADVERSE EFFECT ON THE COMPANY," as used in this Agreement, means any change in or effect on the business, financial condition, results of operations or reasonably foreseeable prospects of the Company or any of its Subsidiaries that would be materially adverse to the Company and its Subsidiaries taken as a whole. The Company has heretofore made available to MergeCo a complete and correct copy of its current certificate of incorporation and by-laws.

    SECTION 3.02 CAPITALIZATION; SUBSIDIARIES.

    (a) The authorized capital stock of the Company consists of 50,000,000 Common Shares and 10,000,000 shares of preferred stock, par value $.01 per share ("PREFERRED STOCK"), of which 250,000 shares are designated Series A Junior Preferred Stock, par value $.01 per share ("JUNIOR PREFERRED STOCK").

    (b) As of the close of business on October 8, 1999, 19,723,349 Common Shares were issued and outstanding, all of which are entitled to vote on this Agreement, and no Common Shares were held in treasury. The Company has no shares of Preferred Stock issued and outstanding.

    (c) As of October 8, 1999, except as set forth in Section 3.02(c) of the Company Disclosure Schedule and except for:

       (i) 3,606,921 Common Shares reserved for issuance pursuant to options granted under the Company Restated 1993 Stock Award and Incentive Plan (the "COMPANY STOCK PLAN") which options are outstanding on the date hereof,

       (ii) 3,937,144 Common Shares subject to issuance upon conversion of the 6% Convertible Quarterly Income Preferred Securities due October 15, 2027 (the "QUIPS") issued pursuant to the Amended and Restated Trust Agreement (the "TRUST AGREEMENT") dated as of October 14, 1997 among the Company, The Bank of New York, The Bank of New York (Delaware) and the Administrative Trustees named therein,

       (iii) 250,000 shares of Junior Preferred Stock reserved for issuance upon exercise of the Rights, and

       (iv) 483,150 Common Shares reserved for issuance pursuant to Big Flower Holdings, Inc. and Subsidiaries Savings Plus 401(k) Plan and 489,645 Common Shares reserved for issuance pursuant to Webcraft, Inc. Employees Accumulated Savings Trust Plan and pursuant to Webcraft Employee Savings Trust Plan (collectively, the "401(K) PLANS"), there are not now, and at the Effective Time there will not be, any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries. Following the Effective Time, in respect of a Trust Security (as such term is defined in the Trust Agreement), if a holder of such a Trust Security exercises its conversion right pursuant to Section 4.3 of the Trust Agreement, the conversion rate will be such that such holder will be entitled, in respect of such Trust Security, to 1.7344 times the Cash Consideration to which an Exchanged Share is entitled pursuant to
Section 2.01(c)(i).

    (d) All issued and outstanding Common Shares are validly issued, fully paid, nonassessable and free of preemptive rights.

    (e) The Significant Subsidiaries of the Company are set forth on Section 3.02(e)(i) of the Company Disclosure Schedule. All of the outstanding shares of capital stock of each of the Company's Significant Subsidiaries have been validly issued and are fully paid and non-assessable and, except as set forth on
Section 3.02(e)(ii) of the Company Disclosure Schedule, are owned by either the Company or another of its Significant Subsidiaries free and clear of all liens, charges, claims or encumbrances. A "SIGNIFICANT SUBSIDIARY" of any Person means any subsidiary or Person that constitutes a significant subsidiary of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

    (f) The information set forth on Section 3.02(f) of the Company Disclosure Schedule with respect to the Company and its Subsidiaries is true, complete and correct in all material respects.

    SECTION 3.03 AUTHORITY RELATIVE TO THIS AGREEMENT.

    (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, except for the approval of this Agreement by a vote of a majority of the issued and outstanding Common Shares (the "COMPANY STOCKHOLDER APPROVAL"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the Company Stockholder Approval). This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of MergeCo, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

    (b) Other than in connection with, or in compliance with, the provisions of the DGCL with respect to the transactions contemplated hereby, the Exchange Act, the securities Laws of the various states, ISRA (as defined in Section 3.14(c) below) and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), no authorization, consent or approval of, or filing with, any Governmental Entity (as defined in this Section 3.03(b)) is necessary for the consummation by the Company of the transactions contemplated by this Agreement other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, which would not, in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement, the term "GOVERNMENTAL ENTITY" means any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational.

    SECTION 3.04 NO VIOLATIONS OF LAW.

    Except as identified in Section 3.04 of the Company Disclosure Schedule:

    (a) except for matters relating to Taxes, employee benefit arrangements, labor relations and employment and environmental matters (which matters are covered in Sections 3.11, 3.12, 3.13 and 3.14, respectively), the business operations of the Company and its Subsidiaries have been conducted in compliance with all applicable federal, state and local statutes, codes, ordinances, rules and regulations, judgments, decrees, orders, writs and injunctions of the United States and all other countries and subdivisions thereof to the extent applicable, and

    (b) the Company and its Subsidiaries hold all permits, licenses and approvals of all Governmental Entities necessary for the conduct of the businesses of the Company and its Subsidiaries,

except in the case of clause (a) for possible violations, and except in the case of clause (b) for such permits, licenses and approvals, that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    SECTION 3.05 NO DEFAULTS OR VIOLATIONS ARISING FROM THE MERGER.

    Except as set forth in Section 3.05 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement will not:

    (a) constitute a breach of,

    (b) conflict with,

    (c) result in any violation of,

    (d) constitute any default (or an event which, with notice or lapse of time, or both would constitute a default) under,

    (e) constitute a "change of control" under,

    (f) require consent from, or the giving of notice to, a third party pursuant to,

    (g) give rise to a right of termination, purchase, repurchase, cancellation or acceleration of any obligation or to loss of any property, rights or benefits under,

    (h) result in the imposition of any additional obligation under, or

    (i) result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries, in each case above as applicable under:

       (i) the organizational documents of the Company or any of its Subsidiaries,

       (ii) any contract, instrument, permit, concession, franchise, license, loan or credit agreement, note, bond, mortgage, indenture, deed of trust, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, whether oral or written, to which the Company or any of its Subsidiaries is bound, or

       (iii) subject to the government filings and other matters referred to in
           Section 3.03(b), any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets,

    other than, in the case of clauses (ii) and (iii), any such breaches, conflicts, violations, defaults, terminations, accelerations, obligations, rights, encumbrances, liens or adverse consequences resulting from a change of control or the failure to obtain consents or provide notices that individually or in the aggregate would not have a Material Adverse Effect on the Company.

    SECTION 3.06 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Reports (as defined in Section 3.07(a)) filed prior to the date hereof, and except as set forth in Section 3.06 of the Company Disclosure Schedule, since the date of the latest balance sheet in the Form 10-K:

    (a) there has not been any Material Adverse Effect on the Company, whether or not arising from transactions in the ordinary course of business, and

    (b) the Company has conducted its business only in the ordinary course consistent with past practice.

    SECTION 3.07 SEC REPORTS AND FINANCIAL STATEMENTS. (a) Since January 1, 1998, the Company has filed all forms, reports and documents ("SEC REPORTS") with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the federal securities Laws and the SEC rules and regulations thereunder. Copies of all such SEC Reports have been made available to MergeCo or its affiliates by the Company. None of such SEC Reports (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) The audited and unaudited consolidated financial statements of the Company included in the SEC Reports (collectively, the "FINANCIAL STATEMENTS"), including without limitation the financial statements included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998 (the "FORM 10-K"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in such financial statements, including the related notes) and fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited financial statements, to year-end audit adjustments. Except as set forth in the SEC Reports, at the date of the most recent audited financial statements of the Company included in the SEC Reports, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of such Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would be required to be disclosed in a balance sheet prepared in accordance with generally accepted accounting principles and would reasonably be expected to have a Material Adverse Effect on the Company except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with the transactions contemplated by this Agreement.

    SECTION 3.08 INFORMATION. None of the information supplied by the Company in writing (other than projections of future financial performance) specifically for inclusion or incorporation by reference in (i) the Proxy Statement or (ii) any other document to be filed with the SEC or any other

Governmental Entity in connection with the transactions contemplated by this Agreement (the "OTHER FILINGS") will:

    (a) at the respective times filed with the SEC or other Governmental Entity and,

    (b) in the case of the Proxy Statement, at the date the Proxy Statement or any amendment or supplement to the Proxy Statement is mailed to stockholders, at the time of the Special Meeting, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by the Company with respect to (i) any forward-looking information which may have been supplied by the Company, whether or not included in the Proxy Statement or (ii) statements made in any of the foregoing documents based upon information supplied by MergeCo.

    SECTION 3.09 LITIGATION. Except as set forth on Schedule 3.09 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, individually or in the aggregate, which would have a Material Adverse Effect on the Company or would prevent or materially delay the consummation of the transactions contemplated by this Agreement. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would have a Material Adverse Effect on the Company or would prevent or materially delay the consummation of the transactions contemplated hereby.

    SECTION 3.10 MATERIAL CONTRACTS.

    The Company has heretofore furnished or made available to MergeCo or its affiliates complete and true copies of all material contracts (together, the "MATERIAL CONTRACTS"), each of which is listed in Section 3.10 of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries is, or has received any notice or has any knowledge that any other party is, in default under any such Material Contract, except for those defaults that would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company; and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default.

    SECTION 3.11 TAXES.

    (a) The Company, each of its Subsidiaries and each affiliated, combined, consolidated, unitary or aggregate group of which the Company or any of its Subsidiaries is a member (a "COMPANY AFFILIATED GROUP") (i) has, within the time and in the manner prescribed by applicable Law, filed all Tax Returns (as hereinafter defined) required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects, (ii) has timely paid or caused to be paid all Taxes (as hereinafter defined) required to be paid except for Taxes contested in good faith and for which adequate reserves have been established in the Company's financial statements, and (iii) has made adequate provision in the Company's financial statements for the payment of all Taxes not yet due and payable (including deferred Taxes), except in each case where the failure to file, pay or make adequate provision, as applicable, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, there are no outstanding agreements, consents, waivers or requests to extend (i) the application of the statute of limitations with respect to any Taxes or Tax Return of the Company, any of its Subsidiaries or any Company Affiliated Group, or (ii) the time within which to file any Tax Returns of the Company, any of its Subsidiaries or any Company Affiliated Group, which Tax Return has not since been timely filed.

    (c) Except as set forth on Section 3.11(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) has been a member of a group filing consolidated returns for federal income tax purposes (except for any group of which the Company is the common parent or the Subsidiary was the common parent at the time such Subsidiary was acquired by the Company), (ii) is a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect or (iii) has any liability for Taxes of any party (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, as a transferee or successor, by contract or otherwise.

    (d) Except as set forth on Section 3.11(d) of the Company Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending or threatened with regard to any Taxes or Tax Return of the Company, any of its Subsidiaries or any Company Affiliated Group (other than those being contested in good faith and for which adequate reserves have been established) and no material issues have been raised by any Tax authority in connection with any Tax or Tax Return.

    (e) There are no material Tax liens upon any assets or properties of the Company or any of its Subsidiaries except for statutory liens for Taxes not yet due.

    (f) The Company, each of its Subsidiaries and each Company Affiliated Group have complied in all material respects with all applicable rules and regulations relating to the withholding of Taxes.

    (g) For purposes of this Agreement, the term "TAXES" means all taxes, charges, fees, levies or other assessments, including, without limitation, all income, gross receipts, excise, property, sales, use, occupation, transfer, license, ad valorem, gains, profits, gift, estimated, social security, unemployment, disability, premium, recapture, credit, payroll, withholding, severance, stamp, capital stock, franchise and other taxes or similar charges of any kind imposed by any Governmental Entity, including any interest and penalties on or additions to or in respect of a failure to comply with any requirement relating to any Tax Return. For purposes of this Agreement, the term "TAX RETURN" means any report, return or other information or document required to be supplied to a Tax authority or jurisdiction in connection with Taxes, including, without limitation, combined, unitary or consolidated returns for any group of entities.

    SECTION 3.12 EMPLOYEE BENEFITS.

    (a) Section 3.12(a) of the Company Disclosure Schedule includes a complete list of all material employee benefit plans and programs providing benefits to any employee or former employee of the Company and its subsidiaries sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute ("PLANS"). Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA"), and all employee pension benefit plans within the meaning of Section 3(2) of ERISA. Each of the Plans that is subject to
       Section 302 or Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "CODE") is identified on Section 3.12(a) of the Company Disclosure Schedule (the "TITLE IV PLANS"). Neither the Company nor any of its Subsidiaries has any commitment or formal plan, whether legally binding or not, to create any additional material employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any Subsidiary in any material respect.

    (b) With respect to each Plan, the Company has heretofore delivered or made available to MergeCo or its affiliates true and complete copies of each of the following documents:

       (i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description of the material terms thereof);

       (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87;

       (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto;

       (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

       (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

    (c) No material liability under Title IV or Section 302 of ERISA or Sections 412 or 4871 of the Code has been incurred by the Company with respect to any Plan or any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, of any trade or business (whether or not incorporated) which would be considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE") that has not been satisfied in full, and to the knowledge of the Company no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). Without limiting the generality of the foregoing, none of the Company, its Subsidiaries nor any ERISA Affiliate of the Company or any of its Subsidiaries has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

    (d) All contributions required to be made with respect to any Plan on or prior to the Effective Time have been timely made or are reflected on the Company's balance sheet, except for instances where failure to make such contributions would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

    (e) Except as disclosed in Section 3.12(e) of the Company Disclosure Schedule, No Title IV Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Title IV Plan a plan described in section 4063(a) of ERISA.

    (f) Neither the Company nor any Subsidiary has engaged in a transaction with respect to any Plan or any trust created thereunder in connection with which the Company or any Subsidiary, could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code in an amount which would be material.

    (g) Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, the Company and each of its subsidiaries has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code, and all Laws and regulations applicable to the Plans. With respect to each Plan that is intended to be a "qualified plan" within the meaning of section 401(a) of the Code, the IRS has issued a favorable determination letter.

    (h) Except as set forth on Section 3.12(a) of the Company Disclosure Schedule, no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). No condition exists that would prevent the Company or any Subsidiary from amending or terminating any Plan providing health or medical benefits in respect of any active employee of the Company or any Subsidiary.

    (i) Except as set forth on Section 3.12(i) of the Company Disclosure Schedule, or in the SEC Reports, no amounts payable by the Company to Persons who are "covered persons" within the meaning of Section 162(M) of the Code or "disqualified individuals" within the meaning of Section 280G of the Code will fail to be deductible for federal income tax purposes by virtue of Section 162(M) or 280G of the Code.

    SECTION 3.13 LABOR RELATIONS AND EMPLOYMENT.

    (a) Except (x) as disclosed in the SEC Reports filed on or before the date hereof, (y) as set forth on Section 3.13(a) of the Company Disclosure Schedule, and (z) for matters which would not (other than in the case of clause (iii) or (iv) of this sentence) result in a Material Adverse Effect:

        (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, and during the past three years there has not been any such action;

        (ii) to the best knowledge of the Company, no union claims to represent the employees of the Company or any of its Subsidiaries;

       (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries;

        (iv) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees;

        (v) the Company and its Subsidiaries are, and have at all times been, in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, ordinance or regulation;

        (vi) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency;

       (vii) there is no grievance arising out of any collective bargaining agreement or other grievance procedure;

      (viii) no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices;

        (ix) neither the Company nor any of its Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress;

        (x) there are no complaints, lawsuits or other proceedings pending or to the best knowledge of the Company threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries alleging breach of any express or implied contract of employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

    (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, to the best knowledge of the Company, since the enactment of the Worker Adjustment and Retraining Notification ("WARN") Act, there has not been
(i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. To the best knowledge of the Company, none of the employees of the Company or any of its Subsidiaries has suffered an "employment loss" (as defined in the WARN Act) since three months prior to the date of this Agreement.

    SECTION 3.14 ENVIRONMENTAL MATTERS. (a) Except as disclosed in Section 3.14 of the Company Disclosure Schedule:

        (i) The Company and its Subsidiaries have been and are in compliance with all applicable Environmental Laws as in effect on the date hereof, except for such violations and defaults as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

        (ii) The Company and its Subsidiaries possess all Environmental Permits required for the current operation of the Business pursuant to Environmental Laws as in effect on the date hereof, all such Environmental Permits are in effect, there are no pending or, to the best knowledge of the Company, threatened proceedings to revoke such Environmental Permits and the Company and its Subsidiaries are, to the best knowledge of the Company, in compliance with all terms and conditions thereof, except for such failures to possess or comply with Environmental Permits as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. In connection with any pending applications or proceedings for new, renewal or modified Environmental Permits, the Company has not received written notice that modifications to the terms, conditions and requirements of such Environmental Permits may be imposed or required that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

       (iii) Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, neither the Company nor any Subsidiary has received any written notification that the Company or any Subsidiary, as a result of any of the current or past operations of the Business, or any property currently or formerly owned or leased in connection with the Business, is or may be the subject of any proceeding, investigation, claim, lawsuit or order by any Governmental Entity or other person, relating to (A) any violation or alleged violation of Environmental Laws; (B) any Remedial Action; (C) any Release or threatened Release of Hazardous Substances, whether or not such Release or threatened Release has occurred or is occurring at properties currently or formerly owned or operated by the Company or its Subsidiaries; or (D) any Environmental Liabilities and Costs.

        (iv) Except as would not have a Material Adverse Effect on the Company, none of the Company and its Subsidiaries has entered into any written agreement with any Governmental Entity, or is subject to any Order or decree, by which the Company or any subsidiary has assumed responsibility or is responsible, either directly or as a guarantor or surety, for the remediation of any Release of Hazardous Substances into the environment in connection with the Business, including for cost recovery with respect to such Releases.

        (v) There is not now and has not been at any time in the past, a Release of Hazardous Substances for which the Company or any Subsidiary is required or is reasonably likely to be required to perform a Remedial Action pursuant to applicable Environmental Laws as currently in effect, or will incur Environmental Liabilities and Costs that, with respect to any matter covered by this Section 3.14(a)(v) would, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (b) This Section contains the only representations and warranties concerning the Company or any Subsidiary relating to any Environmental Law, Environmental Liabilities and Costs, or Environmental Permits.

    (c) For purposes of this Agreement:

        (i) "BUSINESS" means the current and former businesses of the Company and its Subsidiaries including, but not limited to, businesses or Subsidiaries that have been previously sold by the Company, its Subsidiaries or any predecessors thereto.

        (ii) "ENVIRONMENTAL LAWS" shall mean all foreign, federal, state and local Laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety as it relates to Hazardous Substances, including, without limitation, Laws relating to Releases or threatened Releases of Hazardous Substances in the environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances and all Laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and all Laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

       (iii) "ENVIRONMENTAL LIABILITIES AND COSTS" means all damages, natural resource damages, claims, losses, expenses, costs, obligations, and liabilities (collectively, "Losses"), whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, but not limited to, all Losses related to Remedial Actions, and all fees, capital costs, disbursements, penalties, fines and expenses of counsel, experts, contractors, personnel and consultants.

        (iv) "ENVIRONMENTAL PERMITS" means any federal, state, foreign or local permit, license, registration, consent, certificate, approval or other authorization necessary for the conduct of the Business as currently conducted under any Environmental Law.

        (v) "HAZARDOUS SUBSTANCES" means any substance that (A) is defined, listed or identified or otherwise regulated as a "hazardous waste," "hazardous material" or "hazardous substance" "toxic substance," "hazardous air pollutant," "pollutant" or "contaminant" or words of similar meaning and regulatory effect under any Environmental Law (including, without limitation, radioactive substances, polychlorinated biphenyls, petroleum and petroleum derivatives and products) or (B) requires investigation, removal or remediation under applicable Environmental Law.

        (vi) "ISRA" means the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:IK-6 ET SEQ.

       (vii) "RELEASE" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, discharge, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through the air, soil, surface water, groundwater or property, but not including any discharge or emission in compliance with an Environmental Permit.

      (viii) "REMEDIAL ACTION" means all actions required by Governmental Entity pursuant to Environmental Law or otherwise taken as necessary to comply with Environmental Law to (A) clean up, remove, treat or in any other way remediate any Hazardous Substances; (B) prevent the release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (C) perform studies, investigations or monitoring in respect of any such matter.

    SECTION 3.15 INTELLECTUAL PROPERTY.

    (a) The Company and its Subsidiaries own or possess valid and adequate licenses or other legal rights to use all material Intellectual Property as are necessary to permit the Company and its Subsidiaries to conduct the business as presently conducted, free and clear of all liens, claims, and encumbrances, and except for those licenses issued to third parties in the ordinary course of business, free and clear of all material licenses to third parties.

    (b) The conduct of the business as presently conducted does not infringe on the Intellectual Property rights of any Person except for such infringements which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

    (c) To the Company's knowledge, all filings, registrations and issuances pertaining to the material Intellectual Property owned by the Company and its Subsidiaries, including any and all patents, registered trademarks and copyright registrations, are in full force and effect and the Company and its Subsidiaries have good and marketable title thereto.

    (d) To the Company's knowledge, there are no threats of claims or challenges to the validity or effectiveness of the Intellectual Property as are necessary to permit the Company and its Subsidiaries to conduct the business as presently conducted, which individually or in the aggregate would have a Material Adverse Effect on the Company.

    (e) As employed herein, the term "INTELLECTUAL PROPERTY" shall mean:

        (i) registered and unregistered trademarks, service marks, slogans, trade names, logos, Internet domain names and trade dress together with the goodwill associated therewith;

        (ii) patents, patent applications and invention disclosures;

       (iii) registered and unregistered copyrights, including, but not limited to, copyrights in software and databases;

        (iv) software programs and databases;

        (v) trade secrets, proprietary information and other proprietary intellectual property rights, and

        (vi) agreements pursuant to which the Company or a Subsidiary has obtained the right to use any of the foregoing.

    SECTION 3.16 YEAR 2000 COMPLIANCE.

    (a) Except as set forth in Section 3.16 of the Company Disclosure Schedule, all software, systems and hardware owned or used by the Company and its Subsidiaries are substantially Year 2000 Compliant and are reasonably expected to be Year 2000 Compliant by December 31, 1999, except for such software, systems and hardware the failure of which to be Year 2000 Compliant would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (b) The Company and its Subsidiaries have taken, or are taking, commercially reasonable steps to determine whether all material third party software, systems and hardware used by, for, or on behalf of the Company and its Subsidiaries are Year 2000 Compliant or are reasonably expected to be Year 2000 Compliant by December 31, 1999.

    (c) As used herein, "YEAR 2000 COMPLIANT" means for all dates and times, including, without limitation, dates and times before, on and after December 31, 1999, when used on a stand-alone system or in combination with other software or systems of the Company and its Subsidiaries, other than any errors or malfunctions which are the result of any incorrect date and time information incorporated into calculations from systems external to the Company and its Subsidiaries:

        (i) the application system consistently functions and receives and processes dates and times correctly without abnormal results;

        (ii) no date related calculations are incorrect (including, without limitation, age calculations, duration calculations and scheduling calculations) as a result of the advent of the year 2000;

       (iii) all manipulations and comparisons of date-related data produce correct and consistent results for all valid date values within the scope of the application;

        (iv) there is no century ambiguity;

        (v) all reports and displays are sorted correctly; and

        (vi) leap years are accounted for and correctly identified (including, without limitation, that the year 2000 is recognized as a leap year).

    SECTION 3.17 RIGHTS AGREEMENT.

    (a) The Company and the Company Board have taken all action to amend the Rights Agreement (the "RIGHTS AMENDMENT") so that the execution and delivery of this Agreement (and any amendments thereto by the parties hereto) and the consummation of the Merger and the transactions contemplated thereby, will not cause:

        (i) the Rights (as defined in the Rights Agreement) to become exercisable pursuant to Section 11(a)(ii) thereof or otherwise,

        (ii) MergeCo or any of its affiliates to constitute an "Acquiring Person" (as defined in the Rights Agreement),

       (iii) a "Distribution Date," a "Triggering Event," or a "Stock Acquisition Date" (as each term is defined in the Rights Agreement) to occur, or

        (iv) the Rights to otherwise be operative with respect to the transactions contemplated by this Agreement, and such amendment will be in full force and effect from and after the date hereof.

    (b) As a result of the Rights Amendment, the Rights will expire as of immediately before the Effective Time.

    SECTION 3.18 BOARD RECOMMENDATION. The Company Board, at a meeting duly called and held, has:

    (a) determined that this Agreement and the transactions contemplated hereby, taken together, are advisable and in the best interests of the Company and its stockholders; and

    (b) subject to the other provisions hereof, resolved to recommend that the holders of the Shares approve this Agreement, and the transactions contemplated hereby, including the Merger.

    SECTION 3.19 REQUIRED COMPANY VOTE. The Company Stockholder Approval, being the affirmative vote of a majority of the Shares, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

    SECTION 3.20 RELATED PARTY TRANSACTIONS. Except as previously disclosed to MergeCo in writing or as disclosed in the SEC Reports, no director, officer, partner, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its Subsidiaries, to the knowledge of the Company:

       (i) has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries in excess of $60,000;

       (ii) owns any direct or indirect interest of any kind in (other than a DE MINIMUS interest), or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is:

           (A) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries,

           (B) engaged in a business related to the business of the Company or any of its Subsidiaries,

           (C) participating in any transaction to which the Company or any of its Subsidiaries is a party, or

       (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries except as contemplated by
           Section 2.03 and except for any such contract, arrangement or understanding providing for (A) such Person's employment by the Company or one of its Subsidiaries, or (B) employee or other fringe benefits, or (C) options or other rights, granted pursuant to the Company Stock Plan.

    SECTION 3.21 STATE TAKEOVER STATUTES. The Company Board has taken such action so that no statute, takeover statute or similar statute or regulation of the State of Delaware, including the provisions of Section 203 of the DGCL (and, to the knowledge of the Company after due inquiry, of any other state or jurisdiction), applies to this Agreement, the Merger, or any of the other transactions contemplated hereby. Except for the Rights Agreement, neither the Company nor any of its Subsidiaries has any rights plan, preferred stock or similar arrangement which have any of the aforementioned consequences in respect of the transactions contemplated hereby.

    SECTION 3.22 BROKERS AND FINDERS. Except for the engagement of Goldman, Sachs & Co. and Berenson Minella & Company, none of the Company, any of its Subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

    SECTION 3.23 OPINIONS OF INVESTMENT BANKING FIRMS. The Company has received the opinions of Goldman, Sachs & Co. and Berenson Minella & Company, each dated the date hereof, to the effect that, the Cash Consideration to be received by the holders of Shares pursuant to the Merger is fair to the Company's stockholders (other than holders of Retained Shares, as to which Goldman, Sachs & Co. and Berenson, Minella & Company express no opinion) from a financial point of view.

    SECTION 3.24 CERTAIN LIMITATIONS. Notwithstanding anything in this Article III to the contrary, the Company makes no representation or warranty with respect to the specific transactions contemplated by Sections 5.14 and 5.15, or the effects thereof; PROVIDED THAT, to the extent applicable, the representations and warranties set forth in Sections 3.02(e) and 3.03 shall apply with respect to such specific transactions and the effects thereof; and PROVIDED FURTHER THAT, the business, assets and operations which are the subject of Sections 5.14 and 5.15 shall be treated as part of business, assets and operations of the Company and its Subsidiaries for all purposes of this Agreement (including, without limitation, Article III) whether or not the transactions contemplated by Sections 5.14 and 5.15 are consummated or are expected to be consummated.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF MERGECO

    MergeCo represents and warrants to the Company as follows:

    SECTION 4.01 ORGANIZATION AND QUALIFICATION. MergeCo is a corporation duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or to so qualify would have a Material Adverse Effect on MergeCo. The term "MATERIAL ADVERSE EFFECT ON MERGECO", as used in this Agreement, means any change in or effect on the business, financial condition, results of operations or reasonably foreseeable prospects of MergeCo or any of its Subsidiaries that would be materially adverse to MergeCo.

    SECTION 4.02 AUTHORITY RELATIVE TO THIS AGREEMENT.

    (a) MergeCo has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of MergeCo and no other corporate proceedings on the part of MergeCo are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by MergeCo and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of MergeCo, enforceable against MergeCo in accordance with its terms.

    (b) Other than in connection with, or in compliance with, the provisions of the DGCL with respect to the transactions contemplated hereby, the Exchange Act, the securities Laws of the various states and the HSR Act, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by MergeCo of the transactions contemplated by this Agreement other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, which would not, in the aggregate, have a Material Adverse Effect on MergeCo.

    SECTION 4.03 NO VIOLATION. Neither the execution or delivery of this Agreement by MergeCo nor the consummation by MergeCo of the transactions contemplated hereby will:

    (a) constitute a breach or violation of any provision of the certificate of incorporation or by-laws of MergeCo, or

    (b) constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the properties or assets of MergeCo under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which MergeCo is a party or by which it or any of its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not have a Material Adverse Effect on MergeCo.

    SECTION 4.04 INFORMATION. None of the information supplied by MergeCo in writing (other than projections of future financial performance) specifically for inclusion or incorporation by reference in (i) the Proxy Statement or (ii) the Other Filings will:

    (a) at the respective times filed with the SEC or other Governmental Entity and,

    (b) in the case of the Proxy Statement, at the date the Proxy Statement or any amendment or supplement to the Proxy Statement is mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by MergeCo with respect to statements made in any of the foregoing documents based upon information supplied by the Company.

    SECTION 4.05 FINANCING. Schedule 6.02(d) sets forth true and complete copies of written documentation from third parties which provides for financing in amounts sufficient to consummate the transactions contemplated hereby as contemplated by Section 6.02(d). As of the date hereof, none of MergeCo., its representatives or its affiliates has any reason to believe that the financing contemplated by such written documentation will not be obtained on the terms and subject to the conditions set forth in such documentation, or that such conditions will not be satisfied.

    SECTION 4.06 DELAWARE LAW. MergeCo was not immediately prior to the execution of this Agreement, an "interested stockholder" within the meaning of
Section 203 of the DGCL and neither MergeCo, nor any of its "affiliates" or "associates" (as such terms are defined in the Rights Agreement) beneficially owns any Common Shares on the date hereof.

    SECTION 4.07 NEWLY ORGANIZED. MergeCo was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has engaged in no other business activities.

                                  ARTICLE III
                                   COVENANTS

    SECTION 5.01 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement (including Sections 5.14 and 5.15) or as expressly agreed to in writing by MergeCo, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business and consistent with past practice and use its and their respective reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them and to preserve goodwill. Without limiting the generality of the foregoing, and except as (x) otherwise expressly provided in this Agreement, (y) required by Law, or
(z) set forth on Section 5.01 of the Company Disclosure Schedule, prior to the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, without the consent of MergeCo (which consent shall not be unreasonably withheld):

    (a) except (i) with respect to annual bonuses made in the ordinary course of business consistent with past practice, or (ii) as required by Law, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of the Company or any of its Subsidiaries or increase in any manner the compensation or fringe benefits of any director, officer or employee of the Company or any of its Subsidiaries or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of the Company or any of its Subsidiaries not required by any existing agreement (in each case, except with respect to employees and directors in the ordinary course of business consistent with past practice);

    (b) incur any indebtedness for borrowed money in excess of $1,000,000 on an aggregate basis, other than indebtedness under existing lines of credit drawn to fund working capital (defined as current assets (excluding cash and cash equivalents) minus current liabilities, each as determined in accordance with generally acceptable accounting principles applied on a consistent basis) in the ordinary course of business and consistent with past practice;

    (c) expend funds for capital expenditures (including capitalized software and lease-buybacks but other than expenditures permitted pursuant to Section 5.01(i)) that in the aggregate would cause total capital expenditure (including capitalized software and lease-buybacks but other than expenditures permitted pursuant to Section 5.01(i)) for the period from January 1, 1999 to the Effective Time to exceed an amount equal to $115,000,000;

    (d) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than immaterial properties or assets (or immaterial portions of properties or assets), except in the ordinary course of business consistent with past practice;

    (e) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except (A) as contemplated by the Rights Agreement and (B) for dividends paid by Subsidiaries to the Company with respect to capital stock), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) except as set forth in Section 5.01(e)(iii) of the Company Disclosure Schedule, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (f) except for issuances (i) upon exercise of presently outstanding awards under the Company Stock Plan, (ii) upon conversion of the QUIPS, (iii) of up to 50,000 Common Shares pursuant to the 401(k) Plans, or (iv) as previously disclosed in writing to MergeCo or its affiliates, authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

    (g) amend its certificate of incorporation, by-laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any material subsidiary of the Company;

    (h) except as provided in Section 5.01(c), make or agree to make any acquisition of assets which is material to the Company and its Subsidiaries, taken as a whole, except for (i) purchases of inventory and supplies in the ordinary course of business or (ii) pursuant to purchase orders entered into in the ordinary course of business which do not call for payments in excess of $5,000,000 per annum;

    (i) except as previously disclosed to MergeCo in writing, acquire any business (whether by merger, consolidation, purchase of assets or otherwise) or acquire any equity interest in any person not an affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise);

    (j) change its principles of accounting in effect at December 31, 1998, except as required by changes in generally accepted accounting principles or Law or regulation or as discussed in the SEC Reports, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of the Company for the taxable year ending December 31, 1998, except as required by changes in Law or regulation;

    (k) settle or compromise any shareholder derivative suits arising out of the transactions contemplated hereby or any other material litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, other than in consultation and cooperation with MergeCo, and, with respect to any such settlement, with the prior written consent of MergeCo (which consent will not be unreasonably withheld);

    (l) enter into or amend in a manner adverse to MergeCo any new agreement which has a non-competition, geographical restriction or similar covenant that would be material to the Company;

    (m) make or rescind any material election relating to Taxes, or settle any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; or

    (n) authorize, or commit or agree to take, any of the foregoing actions.

    SECTION 5.02 ACCESS TO INFORMATION. From the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "COMPANY REPRESENTATIVES") to, give MergeCo and their respective officers, employees, counsel, advisors, representatives (collectively, the "MERGECO REPRESENTATIVES") and representatives of financing sources identified by MergeCo reasonable access, upon reasonable notice and during normal business hours, to the offices and other facilities and to the books and records of the Company and its Subsidiaries and will cause the Company Representatives and the Company's Subsidiaries to furnish MergeCo and the MergeCo Representatives and representatives of financing sources identified by MergeCo with such financial and operating data and such other information with respect to the business and operations of the Company and its Subsidiaries as MergeCo and representatives of financing sources identified by MergeCo may from time to time reasonably request. MergeCo agrees that any information furnished pursuant to this Section 5.02 shall be subject to the provisions of the letter agreement dated March 11, 1999 between THL and the Company (the "CONFIDENTIALITY AGREEMENT").

    SECTION 5.03 EFFORTS.

    (a) Each of the Company and MergeCo shall, and the Company shall cause each of its Subsidiaries to, make all necessary filings with Governmental Entities as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, each of MergeCo and the Company shall use its reasonable best efforts (including, without limitation, payment of any required fees) and shall cooperate fully with each other to:

       (i) comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement, including the making of all filings necessary or proper under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, cooperation in the preparation and filing of the Proxy Statement and any actions or filings related thereto, and any amendments to any thereof,

       (ii) obtain promptly all consents, waivers, approvals, authorizations or permits of, or registrations or filings with or notifications to (any of the foregoing being a "CONSENT"), any (x) Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, or (y) third party necessary for the consummation of the transactions contemplated by Sections 5.14 and 5.15, except for such Consents the failure of which to obtain would not prevent or materially delay the consummation of the Merger, and

       (iii) take such other reasonable actions to implement the transactions contemplated hereby on a reasonably prompt basis.

    Subject to the Confidentiality Agreement, MergeCo and the Company shall furnish to one another such necessary information and reasonable assistance as MergeCo or the Company may reasonably request in connection with the foregoing.

    (b) Without limiting Section 5.03(a), MergeCo and the Company shall each:

       (i) promptly make or cause to be made the filings, if required, of such party under the HSR Act with respect to the Merger or the transactions contemplated by Sections 5.14 and/or Section 5.15;

       (ii) use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the consummation of the Merger or the other transactions contemplated by this Agreement, including without limitation defending through litigation on the merits any claim asserted in any court by any party; and

       (iii) take any and all steps which, in such party's judgment, are commercially reasonable to avoid or eliminate each and every impediment under any antitrust, competition, or trade regulation Law that may be asserted by any Governmental Entity with respect to the Merger or the other transactions contemplated by this Agreement so as to enable consummation thereof to occur as soon as reasonably possible.

    Each party hereto shall promptly notify the other party of any communication to that party from any Governmental Entity and permit the other party to review in advance any proposed communication to any Governmental Entity. MergeCo and the Company shall not (and shall cause their respective affiliates and representatives not to) agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate therein. Subject to the Confidentiality Agreement, each party hereto shall coordinate and cooperate fully with the other party hereto in exchanging such information and providing such assistance as such other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act or in connection with other Consents. Each of the Company and MergeCo agrees to respond promptly to and comply fully with any request for additional information or documents under the HSR Act. Subject to the Confidentiality Agreement, the Company shall provide MergeCo, and MergeCo shall provide the Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

    (c) MergeCo shall use its best efforts to cause the financing necessary for satisfaction of the condition in Section 6.02(d) to be obtained on the terms set forth in the commitment letters attached as Schedule 6.02(d); PROVIDED, HOWEVER, THAT MergeCo shall be entitled to:

       (i) enter into commitments for equity and debt financing with other nationally recognized financial institutions, which commitments will have substantially the same terms as those set forth in the commitment letters and which commitments may be substituted for such commitment letters, and

       (ii) modify the capital structure set forth in such commitment letters so long as:

           (A) the total committed common equity equals at least $457,584,138 (including (1) the Retained Shares, (2) the portion of any Options which at the time of the Merger is exchanged for, or converted into, direct or indirect equity interests, which will remain outstanding after the Effective Time, of the Company or its Subsidiaries (including

               Columbine JDS Systems, Inc., whether or not Columbine JDS Systems, Inc. is sold pursuant to Section 5.14), (3) the funds utilized by MergeCo or its affiliates with respect to the transactions contemplated by Sections 5.14 and 5.15),

           (B) the aggregate Cash Consideration paid to all stockholders of the Company is no less than otherwise would have been paid in accordance with this Agreement, and

           (C) such modified financing is no less certain than that set forth in such commitment letter.

    (d) Unless otherwise agreed to by the parties hereto, MergeCo shall obtain such additional debt financing commitments, or shall provide such additional equity commitment, as is necessary to obtain commitments for any increased financing required as a result of any acquisition by the Company and its Subsidiaries approved by MergeCo pursuant to Section 5.01(i).

    (e) Each of the Company and MergeCo agrees to use its best efforts to promptly hold the Special Meeting (as defined in Section 5.12) and to close the Merger promptly after the receipt of the Company Stockholder Approval; PROVIDED THAT this obligation shall not require any party to waive any condition under
Article VI.

    SECTION 5.04 PUBLIC ANNOUNCEMENTS. The Company and MergeCo:

    (a) agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Merger and the other transactions contemplated hereby,

    (b) agree to provide to the other party for review a copy of any such press release or statement, and

    (c) shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable Law or any listing agreement with a securities exchange.

    SECTION 5.05 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

    (a) From and after the Effective Time, MergeCo shall and shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries (the "INDEMNIFIED PARTIES") against all losses, claims, damages, expenses or liabilities arising out of or related to actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time:

       (i) to the full extent permitted by the DGCL or,

       (ii) if the protections afforded thereby to an Indemnified Party are greater, to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in the Company's certificate of incorporation and by-laws and agreements in effect at the date hereof (to the extent consistent with applicable Law), which provisions will survive the Merger and continue in full force and effect after the Effective Time.

    Without limiting the foregoing:

       (i) MergeCo shall and shall cause the Surviving Corporation to periodically advance expenses (including attorney's fees) as incurred by an Indemnified Party with respect to the foregoing to the full extent permitted under applicable Law, and

       (ii) any determination required to be made with respect to whether an Indemnified Party shall be entitled to indemnification shall, if requested by such Indemnified Party, be made by independent legal counsel selected by the Surviving Corporation and reasonably satisfactory to such Indemnified Party.

    (b) MergeCo agrees that the Company, and, from and after the Effective Time, the Surviving Corporation, shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company subject to the following:

       (i) the Surviving Corporation may substitute therefor other policies of at least the same coverage amounts and which are underwritten by insurers of at least equal claims paying ratings and which contain terms and conditions not less advantageous to the beneficiaries of the current policies; PROVIDED, THAT such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and

       (ii) the Surviving Corporation shall not be required to pay an annual premium in excess of 250% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.05(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount; and

       (iii) MergeCo and the Surviving Corporation shall be entitled to purchase and maintain tail insurance coverage for such six year period, which insurance coverage shall comply with the coverage amount requirement, and the other requirements, of Section 5.05(b)(i), and the purchase and maintenance of such tail insurance coverage by MergeCo or the Surviving Corporation, as the case may be, shall be deemed to fulfill MergeCo's and the Surviving Corporation's obligations under this
           Section 5.05(b).

    (c) This Section 5.05 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of MergeCo and the Surviving Corporation, and shall be enforceable by the Indemnified Parties.

    SECTION 5.06 NOTIFICATION OF CERTAIN MATTERS. MergeCo and the Company shall promptly notify each other of:

    (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely:

       (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or

       (ii) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied, and

    (b) any failure of the Company, or MergeCo, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

    PROVIDED, HOWEVER, THAT no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company and MergeCo shall give prompt notice to the other of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

    SECTION 5.07 RIGHTS AGREEMENT. Subject to the provisions of Section 3.17, the Company covenants and agrees that it shall not (i) redeem the Rights prior to the Effective Time, (ii) amend the Rights Agreement, or (iii) take any action which would allow any Person (as defined in the Rights Agreement) other than MergeCo to acquire beneficial ownership of 15% or more of the Common

Shares without causing a "Distribution Date," a "Triggering Event" or a "Stock Acquisition Date" (as each term is defined in the Rights Agreement) to occur. Notwithstanding the foregoing, the Company may take any of the actions described in the preceding sentence, if the Company Board determines in good faith, after consultation with counsel, that taking such action is necessary for the Company Board to comply with its fiduciary duties to stockholders under applicable Law.

    SECTION 5.08 STATE TAKEOVER LAWS. The Company shall, upon the request of MergeCo, take all reasonable steps to assist in any challenge by MergeCo to the validity or applicability to the transactions contemplated by this Agreement, including the Merger, of any state takeover Law.

    SECTION 5.09 NO SOLICITATION.

    (a) From and after the date hereof until the termination of this Agreement, the Company and its Subsidiaries (x) shall not, (y) shall use their best efforts to cause their respective affiliates not to, and (z) shall instruct their respective officers, directors, employees, agents or other representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or its Subsidiaries) (the "REPRESENTATIVES") not to:

       (i) directly or indirectly solicit, initiate, or encourage (including by way of furnishing nonpublic information or assistance), or take any other action to facilitate, any inquiries or proposals from any person that constitute, or may reasonably be expected to lead to, an acquisition, purchase, merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving 15% or more of the assets or any securities of, any merger consolidation or business combination with, or any public announcement of a proposal, plan, or intention to do any of the foregoing by, the Company or any of its Subsidiaries (such transactions being referred to herein as "ACQUISITION TRANSACTIONS"),

       (ii) enter into, maintain, or continue discussions or negotiations with any person in furtherance of such inquiries or to obtain a proposal for an Acquisition Transaction,

       (iii) agree to or endorse any proposal for an Acquisition Transition, or

       (iv) authorize or permit the Company's or any of its affiliates' Representatives to take any such action.

    Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Company Board from:

           (A) furnishing information to, and engaging in discussions or negotiations with, any Person (an "OFFEROR") that makes an unsolicited and written Bona Fide Proposal (as defined below) to acquire the Company and/or its Subsidiaries pursuant to a merger, consolidation, share exchange, tender offer or other similar transaction, but only to the extent that independent legal counsel (who may be the Company's regularly engaged outside legal counsel) advises the Company Board in good faith that furnishing such information to, or engaging in such discussions or negotiations with, such Offeror is necessary for the Company Board to comply with its fiduciary duties to stockholders under applicable Law; PROVIDED, THAT prior to taking such action, the Company Board notifies MergeCo of its intentions and obtains an executed confidentiality agreement from the Offeror and such other appropriate parties substantially similar to the Confidentiality Agreement (other than with respect to the standstill provisions of the Confidentiality Agreement in a situation where the Offeror has commenced a tender offer to acquire at least 15% or more of the Common Shares prior to the date of the furnishing of information, and the discussions or negotiations, referenced above),

           (B) failing to make or withdrawing or modifying its recommendation referred to in Section 5.12 if the Company Board, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged outside legal counsel), determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to stockholders under applicable Law, and

           (C) disclosing to the Company's shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer, or taking any other legally required action (including, without limitation, the making of public disclosure as may be necessary or advisable under applicable securities Laws); and

PROVIDED, FURTHER, THAT the Company's or the Company Board's exercise of its rights under clause (A), (B) or (C) above shall not constitute a breach by the Company of this Agreement. For the purposes of this Agreement, "BONA FIDE PROPOSAL" means a proposal which the Company Board determines in good faith, and after receipt and consideration of advice from its legal and financial advisors, is reasonably capable of being consummated by the Person making the proposal, taking into account regulatory, legal, financial and other relevant matters.

    (b) The Company shall promptly notify MergeCo of the receipt of any proposal for an Acquisition Transaction, the terms and conditions of such proposal and the identity of the person making it. The Company also shall promptly notify MergeCo of any change to or modification of such proposal for an Acquisition Transaction and the terms and conditions thereof.

    (c) The Company shall immediately cease and cause its affiliates and its and their Representatives to cease any and all existing activities, discussions or negotiations with any parties (other than MergeCo) conducted heretofore with respect to any of the matters set forth in Section 5.09(a)(i) to (iv) and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party (other than MergeCo or its affiliates) or in the possession of any Representative of any such party.

    SECTION 5.10 ISRA REQUIREMENTS. Prior to the Effective Time, the Company shall commence compliance with the requirements of ISRA applicable to this transaction by submitting all required filings for each property subject to ISRA in order to obtain authorizations that will allow the transactions contemplated by this Agreement to be effected pursuant to N.J.S.A. 13:1K-11.2 or pursuant to N.J.S.A. 13:1K-11.5, as the case may be. If the Company is unable to obtain an ISRA authorization for any property subject to ISRA prior to the Effective Time, then the Company shall seek a letter of non-applicability (a "LNA") if, in the reasonable judgment of MergeCo and the Company, there is a reasonable probability of obtaining a LNA in order to effect the transactions contemplated by this Agreement according to the time schedule desired by MergeCo and the Company. If it is determined not to seek a LNA, or an application to seek a LNA is denied, then the Company shall obtain a Remediation Agreement with respect to such property or properties in order to allow the transactions contemplated by this Agreement to be effected. The Company shall consult with MergeCo with respect to its ISRA filings and strategy, including allowing MergeCo to comment on such filings, and shall provide copies of all correspondence to and from the DEP with respect to ISRA compliance. MergeCo shall cooperate with the Company in connection with the ISRA applications and filings by the Company relating to approval and allow the transactions contemplated by this Agreement to be effected in a timely manner, including, without limitation, signing any documents reasonably requested by the Company and providing any information within the possession, custody or control of MergeCo.

    SECTION 5.11 REPORTS. During the period from the date of this Agreement to the Effective Time, the Company shall provide MergeCo with monthly financial statements (balance sheet, cash flow statement, income statement and, if available, notes thereto), broken out by operating unit (except as to the cash flow statement, which shall be a consolidated statement), no later than the fifteenth business day following the end of each calendar month following the date of this Agreement; PROVIDED, THAT for calendar months that are also the end of a calendar quarter, the Company may provide such financial information to MergeCo on the same date such information is publicly released in accordance with the past practice of the Company.

    SECTION 5.12 STOCKHOLDERS' MEETING.

    (a) The Company, acting through the Company Board, shall, in accordance with applicable Law:

       (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "SPECIAL MEETING") as soon as practicable following the execution of this Agreement for the purpose of considering and taking action upon this Agreement;

       (ii) prepare and file with the SEC a preliminary proxy statement relating to this Agreement, and use its best efforts:

           (A) to obtain and furnish the information required to be included by the SEC in a definitive proxy statement (the "PROXY STATEMENT") and, after consultation with MergeCo, to respond promptly to any comments made by the SEC with respect to the preliminary Proxy Statement and cause the Proxy Statement to be mailed to its stockholders, and

           (B) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

       (iii) subject to the fiduciary duties of the Company Board as provided in
           Section 5.09, the Company Board shall declare that this Agreement is advisable and recommend that the Agreement and the transactions contemplated hereby be approved and adopted by the stockholders of the Company and include in the Proxy Statement a copy of such recommendations; PROVIDED, HOWEVER, THAT the Company Board shall, if requested to do so in writing by MergeCo, submit this Agreement to the Company's stockholders whether or not the Company Board determines at any time subsequent to declaring its advisability that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it.

    (b) Unless the Company Board has withdrawn its recommendation of this Agreement in compliance with Section 5.09, the Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall use its best efforts to take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL to effect the Merger.

    (c) The Company represents that the Proxy Statement will comply in all material respects with the provisions of applicable federal securities Laws except that no representation is made by the Company with respect to information supplied by MergeCo or its affiliates for inclusion in the Proxy Statement. Each of the Company, on the one hand, and MergeCo, on the other hand, agree promptly to correct any information provided by either of them for use in the Proxy Statement if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal securities Laws.

    SECTION 5.13 EMPLOYEE BENEFIT ARRANGEMENTS.

    (a) MergeCo agrees that the Company shall honor, and, from and after the Effective Time, MergeCo shall cause the Surviving Corporation to honor, in accordance with their respective terms as in effect on the date hereof, the employment, severance and bonus arrangements to which the Company is a party and which have been previously disclosed in writing to MergeCo or its affiliates.

    (b) MergeCo agrees that for a period of two years following the Effective Time, the Surviving Corporation shall continue the (i) compensation (including bonus and incentive awards) programs and plans, and (ii) employee benefit and welfare plans, programs, contracts, agreements and policies (including insurance and pension plans), fringe benefits and vacation policies, which are currently provided by the Company; PROVIDED, THAT notwithstanding anything in this Agreement to the contrary the Surviving Corporation shall not be required to maintain any individual plan or program so long as the benefit plan and agreements maintained by the Surviving Corporation are, in the aggregate, not materially less favorable than those provided by the Company immediately prior to the date of this Agreement, and; PROVIDED, FURTHER, THAT this provision shall terminate with respect to the participation in any plans or programs by employees of any business transferred to any third party after the Effective Time.

    SECTION 5.14 ACQUISITION OF COLUMBINE JDS SYSTEMS. The Company agrees to cause Big Flower Digital Services, Inc. to transfer all the outstanding shares of Columbine JDS Systems, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (which shares the Company represents and warrants to MergeCo are currently owned as of record by Big Flower Digital Services, Inc.) on substantially the terms and conditions set forth on Schedule
5.14. Prior to the Merger, the Company shall, and shall cause Big Flower Digital Services, Inc. to, enter into on a prompt basis any agreements (including a stock purchase agreement) which MergeCo reasonably requests such party to enter into with respect to the transactions contemplated in this Section 5.14 and
Schedule 5.14; PROVIDED THAT no such agreement shall result in any cost or liability to the Company or any of its Subsidiaries if the Merger is not effected or result in any delay in the Effective Time. The Company agrees to amend the terms and conditions set forth in Schedule 5.14 in any manner reasonably requested by MergeCo; PROVIDED THAT no such amendment shall result in any cost or liability to the Company or any of its Subsidiaries if the Merger is not effected or result in any delay in the Effective Time or otherwise makes less likely the consummation of the Merger.

    SECTION 5.15 TREATMENT OF CERTAIN INVESTMENTS. The Company and MergeCo agree:

    (a) that an affiliate of MergeCo shall purchase all of the investments in the businesses set forth in Schedule 5.15(a) on the terms, and subject to the conditions, set forth in Schedule 5.15(a), and that, prior to the Merger, the Company shall, and shall cause the owner of the investments set forth in
Schedule 5.15(a) to, enter into on a prompt basis any agreements which MergeCo reasonably requests such party to enter into with respect to the transactions contemplated in this Section 5.15(a) and Schedule 5.15(a), PROVIDED THAT no such agreement shall result in any cost or liability to the Company or any of its Subsidiaries if the Merger is not effected or result in any delay in the Effective Time or otherwise makes less likely the consummation of the Merger,

    (b) to effect the transactions contemplated in Schedule 5.15(b) on the terms and subject to the conditions set forth in Schedule 5.15(b), and, prior to the Merger, the Company shall, and shall cause the owner of the investments set forth in Schedule 5.15(b) to, enter into on a prompt basis any agreements which MergeCo reasonably requests such party to enter into with respect to the transactions contemplated in this Section 5.15(b) and Schedule 5.15(b); PROVIDED THAT no such agreement shall result in any cost or liability to the Company or any of its Subsidiaries if the Merger is not effected or result in any delay in the Effective Time or otherwise make less likely the consummation of the Merger,

    (c) to amend the terms and conditions set forth in Schedules 5.15(a) and (b) in any manner reasonably requested by MergeCo; PROVIDED THAT no such amendment shall result in any cost or liability to the Company or any of its Subsidiaries if the Merger is not effected or result in any delay in the Effective Time or otherwise make less likely the consummation of the Merger,

    (d) that, if reasonably requested by MergeCo, the Company shall take commercially reasonable actions to implement an Investment Instrument at the Effective Time, the terms of which shall be established by MergeCo, PROVIDED THAT no such Investment Instrument shall result in any cost or liability to the Company or any of its Subsidiaries if the Merger is not effected or result in any delay in the Effective Time or otherwise make less likely the consummation of the Merger.

    An "INVESTMENT INSTRUMENT" shall mean such securities, instruments or arrangements which replace a portion of the equity commitment set forth in
Schedule 6.02(d) by means of (x) redeemable stock, (y) prepaid forward contracts, or (z) some other securities, instruments or arrangements, including, without limitation, arrangements which include the establishment of an entity or entities to be funded by (1) a cash contribution or contributions by MergeCo or any of its affiliates and (2) subject to the Company's existing agreements, a contribution or contributions by the Company of assets identified by MergeCo, in each case in exchange for equity interests in such entity or entities.

                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    SECTION 6.01 CONDITIONS. The respective obligations of MergeCo and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

    (a) STOCKHOLDER APPROVAL. The stockholders of the Company shall have duly approved this Agreement and transactions contemplated by this Agreement.

    (b) SOLVENCY LETTERS. Each of the Company Board and the Board of Directors of MergeCo shall have received a solvency letter, in form and substance and from an independent evaluation firm reasonably satisfactory to each such board, as to the solvency of each of: (i) the Company, (ii) Big Flower Press Holdings, Inc.,
(iii) Big Flower Digital Services, Inc. and (iv) any other Subsidiary which the Company or MergeCo reasonably requests the solvency letter to address, and each of such companies' respective Subsidiaries on a consolidated basis, after giving effect to the transactions contemplated by this Agreement, including all financings contemplated hereby.

    (c) ORDERS AND INJUNCTIONS. No order shall have been entered in any action or proceeding before any United States federal or state court or governmental agency or other United States regulatory or administrative agency or commission (an "ORDER"), or a preliminary or permanent injunction by a United States court of competent jurisdiction shall have been issued and remain in effect (an "INJUNCTION"), which, in either case, would have the effect of (i) preventing consummation of the Merger, or (ii) imposing material limitations on the ability of MergeCo effectively to acquire or hold the business of the Company and its Subsidiaries taken as a whole or to exercise full rights of ownership of the Common Shares acquired by it; PROVIDED, HOWEVER, THAT in order to invoke this condition, MergeCo shall have used in its good faith judgment, its commercially reasonable best efforts to prevent such Order or Injunction or ameliorate the effects thereof.

    (d) ILLEGALITY. There shall not have been any United States federal or state statute, rule or regulation enacted or promulgated after the date of this Agreement that could, in the reasonable judgment of MergeCo, result in any of the adverse consequences referred to in Section 6.01(c).

    (e) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or terminated.

    SECTION 6.02 CONDITIONS TO OBLIGATIONS OF MERGECO. The obligations of MergeCo to effect the Merger are further subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time; PROVIDED, HOWEVER, THAT, with respect to representations and warranties other than Sections 3.02 and 3.03(a) and representations and warranties otherwise qualified by Material Adverse Effect, for purposes of this Section 6.02(a), such representations and warranties and statements shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties and statements to be so true and correct, individually or in the aggregate, would result in a Material Adverse Effect on the Company. MergeCo shall have received a certificate signed on behalf of the Company by its Executive Vice President--Office of the Chairman, or such other executive officer of the Company reasonably satisfactory to MergeCo to the effect set forth in this paragraph.

    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed the obligations required to be performed by it under this Agreement at or prior to the Effective Time, except for such failures to perform as have not had or would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company or materially adversely affect the ability of the Company to consummate the transactions contemplated hereby.

    (c) NO LITIGATION. There shall not be pending by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success):

       (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from MergeCo, the Company or any of their affiliates any damages that would have a Material Adverse Effect on the Company,

       (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its Subsidiaries of any material portion of the business or assets of the Company or any of its Subsidiaries, taken as a whole, to dispose of or hold separate any material portion of the business or assets of the Company or any of its Subsidiaries taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement, or

       (iii) seeking to impose limitations on the ability of MergeCo (or any designee of MergeCo), to acquire or hold, or exercise full rights of ownership of, any Common Shares, including, without limitation, the right to vote Common Shares on all matters properly presented to the stockholders of the Company.

    (d) FINANCING. The Company, its Subsidiaries and MergeCo shall have received the proceeds of financing pursuant to the commitment letters set forth on
Schedule 6.02(d) on terms and conditions set forth therein (or, as modified in accordance with Section 5.03(c), on such other terms and conditions, or involving such other financing sources, as MergeCo and the Company shall reasonably agree and are not materially more onerous) in amounts sufficient to consummate the transactions contemplated by this Agreement, including, without limitation:

       (i) to pay, with respect to all Exchanged Shares, the Cash Consideration pursuant to Section 2.01(c),

       (ii) to pay, with respect to all Exchanged Options, the Exchanged Option Merger Consideration pursuant to Section 2.02, and to make any cash payments required as a result of a treatment of Options pursuant to
           Section 2.03(c) requiring such payments,

       (iii) to refinance the outstanding indebtedness of the Company (other than that indebtedness which the commitment letters set forth in
           Schedule 6.02(d) contemplate will remain outstanding),

       (iv) to pay any fees and expenses in connection with the transactions contemplated by this Agreement or the financing thereof, and

       (v) to provide for the working capital needs of the Company following the Merger.

    (e) TOTAL FUNDED INDEBTEDNESS. MergeCo shall be reasonably satisfied that the total funded indebtedness of the Company on a consolidated basis immediately prior to the Effective Time (including the current portion of indebtedness but net of (i) cash, (ii) cash equivalents and (iii) indebtedness in respect of the QUIPS) is less than an amount equal to $1,028 million (being the $970 million set forth in Section 6.02(f) of the Original Agreement plus $58 million relating to indebtedness incurred in consummating certain acquisitions permitted by
Section 5.01(i) between the date of the Original Agreement and the date of this Agreement) plus indebtedness incurred in consummating subsequent to the date of this Agreement the acquisitions permitted by Section 5.01(i) which have not closed prior to the date of this Agreement.

    SECTION 6.03 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of MergeCo set forth in this Agreement shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time; PROVIDED, THAT for purposes of this
Section 6.03(a), with respect to representations and warranties other than
Section 3.02(a) and the representations and warranties otherwise qualified by Material Adverse Effect, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would result in a Material Adverse Effect on MergeCo. The Company shall have received certificates signed on behalf of MergeCo, by an authorized officer of MergeCo, to the effect set forth in this paragraph.

    (b) PERFORMANCE OF OBLIGATIONS OF MERGECO. MergeCo shall have performed the obligations required to be performed by it under this Agreement at or prior to the Effective Time, except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on MergeCo or adversely affect the ability of MergeCo to consummate the transactions herein contemplated or perform its obligations hereunder.

                                  ARTICLE VII
                        TERMINATION; AMENDMENTS; WAIVER

    SECTION 7.01 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

    (a) by the mutual written consent of MergeCo and the Company, by action of their respective Boards of Directors;

    (b) by MergeCo or the Company if the Merger shall not have been consummated on or before the Termination Date (as defined below) and; PROVIDED, THAT neither MergeCo nor the Company may terminate this Agreement pursuant to this Section 7.01(b) if such party shall have materially breached this Agreement;

    (c) by MergeCo or the Company if any court of competent jurisdiction in the United States or other United States Governmental Entity has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; PROVIDED, HOWEVER, THAT the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such order, decree, ruling or other action;

    (d) by the Company if, prior to the Effective Time, any Person has made a Bona Fide Proposal relating to an Acquisition Transaction, or has commenced a tender or exchange offer for the Common Shares, and the Company Board determines in good faith (i) after consultation with its financial advisors, that such transaction constitutes a superior offer from a financial point of view to the offer constituted by this Agreement and (ii) after consultation with counsel, that the approval of such Bona Fide Proposal and termination of this Agreement is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders under applicable Law; PROVIDED, HOWEVER, THAT notwithstanding anything in this Agreement to the contrary, the termination of this Agreement by the Company in compliance with this Section 7.01(d) shall not be deemed to violate any other obligations of the Company under this Agreement;

    (e) by MergeCo if (i) the Company breaches its covenant in Section 5.07, or
(ii) takes an action pursuant to the second sentence of Section 5.07;

    (f) by MergeCo, if the Company Board shall have (i) failed to recommend to the stockholders of the Company that they give the Company Stockholder Approval,
(ii) withdrawn or modified in a manner adverse to MergeCo its approval or recommendation of this Agreement or the Merger, (iii) shall have approved or recommended an Acquisition Transaction (other than the Acquisition Transaction contemplated by this Agreement), (iv) shall have resolved to effect any of the foregoing or (v) shall have otherwise taken steps to impede the Company Stockholder Approval;

    (g) by either MergeCo or the Company, if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

    (h) by MergeCo, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company hereunder shall become untrue or inaccurate, in any case such that the conditions set forth in Section 6.02(a) or Section 6.02(b) would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, THAT if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts, and the Company continues to exercise such reasonable efforts, MergeCo may not terminate this Agreement under this Section 7.01(h) if such Terminating Company Breach has been cured prior to the Termination Date; or

    (i) by the Company, upon material breach of any covenant or agreement on the part of MergeCo set forth in this Agreement, or if any representation or warranty of MergeCo shall be or become untrue or inaccurate, in any case such that the conditions set forth in Section 6.03(a) or Section 6.03(b) would not be satisfied (a "TERMINATING MERGECO BREACH"); PROVIDED, THAT if such Terminating MergeCo Breach is curable by MergeCo through the exercise of its reasonable efforts, the Company may not terminate this Agreement under this Section 7.01(i) if such Terminating MergeCo Breach has been cured prior to the Termination Date.

    "TERMINATION DATE" shall mean the later of (i) October 31, 1999 and (ii) the date determined by adding to October 31, 1999 the number of days after September 1, 1999 that the Proxy Statement is first mailed to stockholders; PROVIDED, HOWEVER, THAT the Termination Date shall not be later than December 31, 1999.

    SECTION 7.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of the last sentence of Section 5.02 and the provisions of this Section 7.02 and Section 7.03, which shall survive any such termination. Nothing contained in this
Section 7.02 shall relieve any party from liability for any breach of this Agreement.

    SECTION 7.03 FEES AND EXPENSES.

    (a) If this Agreement is terminated for any reason other than a material breach by MergeCo, and the Company has not paid previously to MergeCo the Termination Fee in accordance with Section 7.03(b), the Company shall promptly reimburse THL, Evercore and MergeCo, as the case may be, collectively, an aggregate amount of up to $10 million, for out-of-pocket expenses and fees (including, without limitation, expenses payable to all banks, investment banking firms and other financial institutions, (which shall include, without limitation, fees and expenses of such banks', firms' and institutions' legal counsel), and all fees and expenses of counsel, accountants, financial printers, experts and consultants to THL, Evercore and their affiliates), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement, and the financing thereof; PROVIDED, THAT the Company shall be entitled to pay MergeCo the total amount of such out-of-pocket expenses and fees and MergeCo shall be obligated to forward to THL and Evercore the portion of such amount for out-of-pocket expenses and fees owing to THL and Evercore in the circumstances. Except as otherwise specifically provided for herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

    (b) If:

       (i) this Agreement is terminated pursuant to Section 7.01(d), (e)(i) or
           (f), or

       (ii) any Person (other than THL, Evercore or any of their affiliates) shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public a proposal for an Acquisition Transaction prior to the Special Meeting, the Stockholder Approval has not been obtained and, thereafter, this Agreement is terminated, then the Company shall promptly pay MergeCo a termination fee of $30 million (the "TERMINATION FEE"), less amounts paid under Section 7.03(a); PROVIDED, THAT if this Agreement is terminated pursuant to Section 7.01(g) in a situation other than that set forth in Section 7.03(b)(ii), then the Company shall promptly pay MergeCo the Termination Fee, but such Termination Fee shall be $10 million, and such amount shall be credited against any expense reimbursement payable pursuant to Section 7.03(a); PROVIDED, FURTHER, THAT in no event shall more than one Termination Fee be payable by the Company under this Section 7.03, and; PROVIDED, FURTHER, THAT MergeCo shall be obligated to forward to THL and Evercore that share of such Termination Fee owing to THL and Evercore in the circumstances.

    SECTION 7.04 AMENDMENT. This Agreement may be amended by the Company and MergeCo at any time before or after any approval of this Agreement by the stockholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Consideration or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

    SECTION 7.05 EXTENSION; WAIVER. At any time prior to the Effective Time, MergeCo, on the one hand, and the Company, on the other hand, may, subject to applicable Law, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties contained herein of the other or in any document, certificate or writing delivered pursuant hereto by the other or (iii) waive compliance by the other with any of the agreements or conditions. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    SECTION 8.01 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in
Article II, the last sentence of Section 5.02, Section 5.05 and Section 5.13 shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

    SECTION 8.02 ENTIRE AGREEMENT; ASSIGNMENT.

    (a) This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements (including, without limitation, the Original Agreement, as amended) and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

    (b) Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party (except that MergeCo may assign its rights, interest and obligations to any affiliate or direct or indirect subsidiary of MergeCo without the consent of the Company; PROVIDED, THAT such assignee is an affiliate of THL and no such assignment shall relieve MergeCo of any liability for any breach by such assignee). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    SECTION 8.03 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

    SECTION 8.04 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

           If to MergeCo:
           c/o Thomas H. Lee Company
           75 State Street, Ste. 2600
           Boston, Massachusetts 02109
           Attention: Anthony J. DiNovi
                    Scott M. Sperling

           Facsimile: (617) 227-3514

           with a copy to:
           Skadden, Arps, Slate, Meagher & Flom LLP
           919 Third Avenue
           New York, New York 10022
           Attention: Eric L. Cochran, Esq.
           Facsimile: (212) 735-2000
           with a copy to:
           Evercore Capital Partners LP.
           65 East 55(th) Street, 33(rd) Floor
           New York, New York 10022
           Attention: Austin M. Beutner
           Facsimile: (212) 857-3122

           If to the Company:
           Big Flower Holdings, Inc.
           3 East 54(th) Street
           New York, New York 10022
           Attention: Mark A. Angelson
           Facsimile: (212) 521-1640
           with a copy to:
           Sullivan & Cromwell
           125 Broad Street
           New York, New York 10004
           Attention: Joseph B. Frumkin, Esq.
           Facsimile: (212) 558-3588

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; PROVIDED, THAT notice of any change of address shall be effective only upon receipt thereof.

    SECTION 8.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflicts or choice of Laws, or any other Law that would make the Laws of any jurisdiction other than the State of Delaware applicable hereto.

    SECTION 8.06 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    SECTION 8.07 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    SECTION 8.08 PARTIES IN INTEREST. Except with respect to Sections 2.01, 2.02, 2.03, 2.04, 5.05 and 5.13 (which are intended to be for the benefit of the persons identified therein, and may be enforced by such persons), this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 8.09 CERTAIN DEFINITIONS. As used in this Agreement:

    (a) the term "AFFILIATE", as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this Agreement, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

    (b) the term "LAWS" means all (A) constitutions, treaties, statutes, Laws (including, but not limited to, the common Law), rules, regulations, ordinances, executive orders or codes of any Governmental Entity, (B) Environmental Permits, and (C) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Entity;

    (c) the term "PERSON" or "PERSONS" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act); and

    (d) the term "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to MergeCo, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which MergeCo, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity or otherwise controls such corporation or other legal entity.

    SECTION 8.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

    IN WITNESS WHEREOF, each of the parties has caused this Amended and Restated Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                BIG FLOWER HOLDINGS, INC.

                                By:  /s/ MARK A. ANGELSON
                                     -----------------------------------------
                                     Name: Mark A. Angelson
                                     Title:  Executive Vice President--Office
                                     of the Chairman

                                BFH MERGER CORP.

                                By:  /s/ ANTHONY J. DINOVI
                                     -----------------------------------------
                                     Name: Anthony J. DiNovi
                                     Title:  Chairman of the Board

                                                            SCHEDULE 2.01(C)(II)

                           HOLDERS OF RETAINED SHARES

NAME                                                                          RETAINED SHARES
--------------------------------------------------------  --------------------------------------------------------
Theodore Ammon..........................................  2,000,000

Acquisition LLC, an entity to be formed pursuant to
  Section 5.14 of the Agreement.........................  1 or more Shares constituting part of, and correspondingly reducing, Mr. Ammon's 2,000,000 Retained
                                                          Shares, such Shares being obtained by Acquisition LLC
                                                          pursuant to Section 5.14 of the Agreement

                                                                   SCHEDULE 5.14

                   ACQUISITION OF COLUMBINE JDS SYSTEMS, INC.

    NOTE: THE PROVISIONS OF SECTION 5.14 OF THE AMENDED AND RESTATED MERGER AGREEMENT AND THIS SCHEDULE 5.14 SHALL CONSTITUTE A BINDING AGREEMENT TO UNDERTAKE THE TRANSACTIONS CONTEMPLATED BY SUCH SECTION 5.14 AND THIS SCHEDULE
5.14 UNLESS DOING SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT PROVISIONS (INCLUDING SECTIONS 4.12 AND 4.13) OF THE 8 5/8% AND THE 8 7/8% BOND INDENTURES RELATING TO THE ENTERING INTO OF TRANSACTIONS OF THE TYPE CONTEMPLATED BY SUCH
SECTION 5.14 AND THIS SCHEDULE 5.14, IN WHICH CASE SUCH PROVISIONS SHALL CONSTITUTE SUCH A BINDING AGREEMENT ONLY UPON COMPLIANCE WITH SUCH SECTIONS OF THE 8 5/8% AND THE 8 7/8% BOND INDENTURES; PROVIDED THAT, IN SUCH EVENT, BIG FLOWER AND MERGECO AGREE TO USE THEIR RESPECTIVE BEST EFFORTS TO CAUSE COMPLIANCE WITH SUCH SECTIONS OF THE 8 5/8% AND THE 8 7/8% BOND INDENTURES ON A PROMPT BASIS.

TRANSACTIONS:                  At or after the Effective Time, subject to satisfaction of the conditions set forth below, the following shall occur:

                               1. Columbine JDS Systems, Inc. ("CJDS") will borrow $135
                               million (the "LOAN") as follows: $100 million in bank
                                  financing, and $35 million in mezzanine financing from
                                  Thomas H. Lee Equity Fund IV or its affiliate ("THL").

                               2. CJDS will dividend the proceeds of the Loan, minus $7
                               million, to its parent, Big Flower Digital Services, Inc.
                                  ("BIG FLOWER DIGITAL"), which will dividend these
                                  proceeds to its parent, Big Flower Press Holdings, Inc.
                                  ("BFP"), which, if necessary, will dividend these
                                  proceeds to Big Flower Holdings, Inc. ("BIG FLOWER").

                               3. Contributions will be made to an affiliate of MergeCo
                                  ("ACQUISITION LLC") in exchange for interests in
                                  Acquisition LLC. Acquisition LLC will be organized by
                                  Theodore Ammon ("AMMON"), and the members of Acquisition
                                  LLC will be THL, Evercore Capital Partners, or its
                                  affiliate ("EVERCORE"), and Ammon. The contributions will
                                  be in the form of (i) cash in an aggregate amount equal
                                  to $37 million from THL and Evercore, and (ii) shares of
                                  Big Flower common stock from Ammon. THL will have in
                                  excess of 50% of the voting and profits interest in
                                  Acquisition LLC, subject to membership arrangements in
                                  effect at the Effective Time among the members of
                                  Acquisition LLC.

                               4. Acquisition LLC will form an entity ("ACQUISITION SUB
                               LLC"), which will receive contributions from Acquisition LLC in the form of cash in an amount equal to $37 million. In
                                  addition, Acquisition Sub LLC may receive additional
                                  contributions from members of CJDS management in the form
                                  of shares of Big Flower common stock.

                               5. Acquisition Sub LLC will form an entity ("HOLDCO"), and will receive shares of HoldCo in exchange for cash in an
                                  amount equal to $37 million. In addition, certain members
                                  of management of CJDS may agree to cancel certain of
                                  their options to purchase Big Flower common stock in
                                  exchange for an

                                  unfunded, unsecured obligation of HoldCo to deliver
                                  shares of HoldCo representing approximately 2% of the
                                  aggregate outstanding HoldCo shares to such members of
                                  CJDS management pursuant to a deferred compensation plan
                                  or rabbi trust (the "PLAN/TRUST"). The interests of such
                                  members of CJDS management in the Plan/Trust will be
                                  fully vested.

                               6. HoldCo will purchase all the outstanding shares of CJDS
                               (the "SHARES") from Big Flower Digital for $37 million, and
                                  Big Flower Digital will dividend these proceeds to BFP,
                                  which, if necessary, will dividend these proceeds to Big
                                  Flower.

TERMINATION:                   Right to purchase shares of CJDS will terminate upon
                               termination of Amended and Restated Merger Agreement.

CONDITIONS TO ACQUISITION:     Standard conditions to the closing of this acquisition,
                               including the following conditions to purchasers'
                               obligations:

                               1. Satisfaction of all conditions under the Amended and
                               Restated Merger Agreement, and simultaneous or prior
                                  occurrence of the Effective Time.

                               2. Compliance with all relevant provisions of the 8 5/8% and the 8 7/8% bond indentures, including opinions from a
                                  nationally-recognized financial advisor, and
                                  determinations by the Big Flower board, as appropriate,
                                  pursuant to Sections 4.12 and 4.13 of such indentures.

                               3. All necessary Hart-Scott filings shall have been made and all other governmental and other consents and approvals
                                  obtained.

                               4. No injunction or similar act of any government entity in effect preventing the transaction.

                               5. Receipt of an opinion addressed to the Board of Directors of Big Flower, from a nationally-recognized financial
                                  advisor, in form and substance reasonably satisfactory to
                                  such Board, that the purchase price for CJDS is fair to
                                  Big Flower from a financial point of view.

DEFINED TERMS:                 Capitalized terms used but not defined in this term sheet
                               have the meanings given to them in the Amended and Restated
                               Merger Agreement (the "AMENDED AND RESTATED MERGER
                               AGREEMENT") between Big Flower and BFH Merger Corp. dated as of October 11, 1999.

                                                                SCHEDULE 5.15(A)

                   TREATMENT OF PRIVATE INTERNET INVESTMENTS

    NOTE: THE PROVISIONS OF SECTION 5.15(A) OF THE AMENDED AND RESTATED MERGER AGREEMENT AND THIS SCHEDULE 5.15(A) SHALL CONSTITUTE A BINDING AGREEMENT TO UNDERTAKE THE TRANSACTIONS CONTEMPLATED BY SUCH SECTION 5.15(A) AND THIS
SCHEDULE 5.15(A) UNLESS DOING SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT PROVISIONS (INCLUDING SECTIONS 4.12 AND 4.13) OF THE 8 5/8% AND THE 8 7/8% BOND INDENTURES RELATING TO THE ENTERING INTO OF TRANSACTIONS OF THE TYPE CONTEMPLATED BY SUCH SECTION 5.15(A) AND THIS SCHEDULE 5.15(A), IN WHICH CASE SUCH PROVISIONS SHALL CONSTITUTE SUCH A BINDING AGREEMENT ONLY UPON COMPLIANCE WITH SUCH SECTIONS OF THE 8 5/8% AND THE 8 7/8% BOND INDENTURES; PROVIDED THAT, IN SUCH EVENT, BIG FLOWER AND MERGECO AGREE TO USE THEIR RESPECTIVE BEST EFFORTS TO CAUSE COMPLIANCE WITH SUCH SECTIONS OF THE 8 5/8% AND THE 8 7/8% BOND INDENTURES ON A PROMPT BASIS.

PURCHASE OF INVESTMENTS:       At or after the Effective Time, subject to the conditions
                               set forth below, an Affiliate of MergeCo ("PURCHASER") shall purchase the following (together, the "INVESTMENTS"):

                               (1) each of the investments in the businesses set forth on the attached Exhibit A (the "CURRENT INVESTMENTS") from the entity set forth on the attached Exhibit A which holds
                                   such investment and which itself is owned directly or
                                   indirectly by Big Flower, and

                               (2) each of the investments made by Big Flower and its
                               subsidiaries in non-public Internet businesses after the
                                   date of the Amended and Restated Merger Agreement (the
                                   "POST-SIGNING INVESTMENTS").

                               Each purchase of an Investment by Purchaser shall be a
                               separate and distinct purchase, and shall be subject to the conditions set forth below. The purchases of a particular
                               Investment shall not be conditioned on the purchase of any other Investment.

PURCHASE PRICE OF
INVESTMENTS:                   The purchase price of the Current Investments shall be as
                               set forth on Exhibit A. The purchase price for each
                               Post-Signing Investment made by Big Flower and its
                               subsidiaries shall be the price paid by Big Flower/its
                               subsidiary for such investment. Each holder of an Investment will dividend the purchase price it receives to its parent, with the intention of the parties being that such proceeds shall be dividended up-stream to Big Flower Press Holdings,
                               Inc. ("BFP"), which, if necessary, will dividend these
                               proceeds to Big Flower.

CONDITIONS:                    The following shall be conditions to the acquisition of each
                               Investment:

                               1. Compliance with the transfer provisions of the agreements relating to such Investment by which the entity holding
                                  such Investment is bound.

                               2. Satisfaction of all conditions under the Amended and
                               Restated Merger Agreement, and simultaneous or prior
                                  occurrence of the Effective Time.

                               3. In respect of the Current Investments held by CJDS
                               Ventures, LLC and any Post-Signing Investment held by an
                                  entity owned directly or indirectly by Big Flower Press
                                  Holdings, Inc., compliance with all relevant provisions
                                  of the 8 5/8% and the 8 7/8% bond indentures, including
                                  opinions from a nationally-recognized financial advisor,
                                  and determinations by the Big Flower board, as
                                  appropriate, pursuant to Sections 4.12 and 4.13 of such
                                  indentures.

                               4. All necessary Hart-Scott filings shall have been made and all other governmental and other consents and approvals
                                  obtained, including such consents and approvals to
                                  transfer the Investments from the entities which hold the
                                  Investments.

                               5. No injunction or similar act of any government entity in effect preventing the acquisition.

                               6. Receipt of an opinion addressed to the Board of Directors of Big Flower, from a nationally-recognized financial
                                  advisor, in form and substance reasonably satisfactory to
                                  such Board, that the purchase price for each Investment
                                  is fair to Big Flower from a financial point of view.

CONSEQUENCES OF NO TRANSFER:   Subject to the terms and conditions of the Amended and
                               Restated Merger Agreement, if the transfer of an Investment cannot be effected as a result of the inability to obtain a third party consent or approval, Big Flower shall ensure
                               that Purchaser receives the economic benefit it would have received had the transfer of such Investment been completed as intended by this Schedule 5.15(a).

CAPITALIZATION OF PURCHASER:   MergeCo shall cause Purchaser to be capitalized with an
                               amount of cash or a demand note from a solvent entity equal to at least 10% of the aggregate purchase prices for the
                               Current Investments.

CONTROL OF PURCHASER:          Purchaser shall be controlled by THL.

DEFINED TERMS:                 Capitalized terms used but not defined in this term sheet
                               have the meanings given to them in the Amended and Restated
                               Merger Agreement (the "AMENDED AND RESTATED MERGER
                               AGREEMENT") between Big Flower Holdings, Inc. ("BIG FLOWER")
                               and BFH Merger Corp. dated as of October 11, 1999.

                             EXHIBIT A--INVESTMENTS

      NAME OF COMPANY IN           NAME OF ENTITY
       WHICH INVESTMENT              WHICH HOLDS         NATURE OF INVESTMENT, AND (IF
        HAS BEEN MADE                INVESTMENT           APPLICABLE) NUMBER OF SHARES     COST OF INVESTMENT  PURCHASE PRICE
------------------------------  ---------------------  ----------------------------------  ------------------  --------------

Dawntreader Fund I, LP          XL Ventures, LLC       1 partnership unit                         $250,000      100% of cost

Nutel Corp.                     XL Ventures, LLC       A convertible bridge note                  $500,000      100% of cost
                                                       convertible into a minimum of 8.2%
                                                       of the equity of Nutel Corp. and a
                                                       warrant for 2.68% of the equity of
                                                       Nutel Corp.

Solbright, Inc.                 CJDS Ventures, LLC     1,085,283 shares of Series C             $2,876,000      100% of cost
                                                       convertible preferred

Galileo Communications Ltd.     XL Ventures, LLC       3,000,000 shares of convertible          $3,000,000      100% of cost
                                                       preferred

InterAdNet, Inc.                CJDS Ventures, LLC     335,121 shares of convertible            $2,500,000      100% of cost
                                                       preferred

Naviant, Inc.                   XL Ventures, LLC       7,407,407 shares of convertible         $10,000,000      100% of cost
                                                       preferred

                                                                SCHEDULE 5.15(B)

                    TREATMENT OF PUBLIC INTERNET INVESTMENTS

    NOTE: THE PROVISIONS OF SECTION 5.15(B) OF THE AMENDED AND RESTATED MERGER AGREEMENT AND THIS SCHEDULE 5.15(B) SHALL CONSTITUTE A BINDING AGREEMENT TO UNDERTAKE THE TRANSACTIONS CONTEMPLATED BY SUCH SECTION 5.15(B) AND THIS
SCHEDULE 5.15(B) UNLESS DOING SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT PROVISIONS (INCLUDING SECTIONS 4.12 AND 4.13) OF THE 8 5/8% AND THE 8 7/8% BOND INDENTURES RELATING TO THE ENTERING INTO OF TRANSACTIONS OF THE TYPE CONTEMPLATED BY SUCH SECTION 5.15(B) AND THIS SCHEDULE 5.15(B), IN WHICH CASE SUCH PROVISIONS SHALL CONSTITUTE SUCH A BINDING AGREEMENT ONLY UPON COMPLIANCE WITH SUCH SECTIONS OF THE 8 5/8% AND THE 8 7/8% BOND INDENTURES; PROVIDED THAT, IN SUCH EVENT, BIG FLOWER AND MERGECO AGREE TO USE THEIR RESPECTIVE BEST EFFORTS TO CAUSE COMPLIANCE WITH SUCH SECTIONS OF THE 8 5/8% AND THE 8 7/8% BOND INDENTURES ON A PROMPT BASIS.

ACQUISITION OF LLC INTERESTS:  At or after the Effective Time, subject to the satisfaction of the conditions set forth below, an Affiliate of MergeCo
                               ("NEW PARTNER") will contribute cash to each of the LLCs set forth on the attached Exhibit A, which lists the LLCs
                               currently holding the public Internet investments (the
                               "INVESTMENTS"), in exchange for a common interest in each
                               such LLC (a "COMMON INTEREST") with the terms described
                               below.

                               The amount of each cash contribution will equal each LLC's original cost of its Investment (the "CONTRIBUTIONS") or
                               such other amount which is determined to be appropriate in the circumstances.

                               Each Contribution by New Partner in exchange for a Common
                               Interest shall be a separate and distinct transaction, and shall be subject to the conditions set forth below. Each
                               Contribution with respect to an Investment shall not be
                               conditioned on any other Contribution with respect to any
                               other Investment.

TERMS OF NEW PARTNER COMMON
INTEREST CASH DISTRIBUTIONS
TO BIG FLOWER                  In exchange for each Contribution, New Partner's Common
                               Interest in the applicable LLC will entitle New Partner to
                               90% of any future gain in the Investments held by such LLC.
                               In addition, New Partner will be allocated 90% of any future loss in the Investments.

                               The Contributions will be distributed by the LLCs to Big
                               Flower (the "DISTRIBUTIONS"), which currently holds,
                               directly or through subsidiaries, an interest in each of the
                               LLCs.

BIG FLOWER'S LLC INTEREST:     On a going forward basis, Big Flower would be entitled to
                               (i) a 5% annual return on the excess of (x) the value of the interest in each LLC, over (y) the Distribution by such LLC, and (ii) 10% of any future gain in the Investments less the amount in (i). In addition, Big Flower would continue to be entitled to its distributive share of the appreciation in
                               the Investments prior to the Contributions. Big Flower will be allocated 10% of any future loss in the Investments.

CONDITIONS:                    The following shall be conditions to each Contribution in
                               exchange for a Common Interest:

                               1. Compliance with the provisions of the agreements relating to such Investment by which the entity holding such
                                  Investment is bound.

                               2. Satisfaction of all conditions under the Amended and
                               Restated Merger Agreement, and simultaneous or prior
                                  occurrence of the Effective Time.

                               3. With respect to the Investment held by Big Flower
                               Digital, LLC, compliance with all relevant provisions of the
                                  8 5/8% and the 8 7/8% bond indentures, including opinions
                                  from a nationally-recognized financial advisor, and
                                  determinations by the Big Flower board, as appropriate,
                                  pursuant to Sections 4.12 and 4.13 of such indentures.

                               4. All necessary Hart-Scott filings shall have been made and all other governmental and other consents and approvals
                                  obtained, including such consents and approvals to the
                                  contributions by New Partner.

                               5. No injunction or similar act of any government entity in effect preventing the contribution.

                               6. Receipt of an opinion addressed to the Board of Directors of Big Flower, from a nationally-recognized financial
                                  advisor, in form and substance reasonably satisfactory to
                                  such Board, that the Contribution and Distribution in
                                  respect of such Investment is fair to Big Flower from a
                                  financial point of view.

CONSEQUENCES OF NO TRANSFER:   Subject to the terms and conditions set forth in the Amended and Restated Merger Agreement, if a Contribution to an LLC
                               cannot be effected as a result of the inability to obtain a third party consent or approval, Big Flower shall ensure
                               that New Partner receives the economic benefit it would have received had such Contribution been completed as intended by this Schedule 5.15(b).

CONTROL OF NEW PARTNER:        New Partner shall be controlled, directly or indirectly, by
                               THL.

DEFINED TERMS:                 Capitalized terms used but not defined in this term sheet
                               have the meanings given to them in the Amended and Restated
                               Merger Agreement (the "AMENDED AND RESTATED MERGER
                               AGREEMENT") between Big Flower Holdings, Inc. ("BIG FLOWER")
                               and BFH Merger Corp. dated as of October 11, 1999.

                             EXHIBIT A--INVESTMENTS

      LLCS TO RECEIVE           NAME OF INVESTMENTS                                                 COST OF
       CONTRIBUTIONS                HELD BY LLC               NUMBER OF SHARES OF STOCK           INVESTMENTS
---------------------------  -------------------------  -------------------------------------  ------------------

XL Ventures, LLC             Worldgate, Inc.            181,820 shares of common stock            $  3,000,000

                             About.com, Inc.            737,864 shares of common stock            $  4,000,000

                             Webstakes.com, Inc.        1,666,667 shares of common stock          $  7,000,000

Big Flower Digital, LLC      24/7 Media, Inc.           875,352 shares of common stock, Class     $  3,333,333
                                                        A warrants for 437,676 shares of
                                                        common stock, and Class B warrants
                                                        for 437,676 shares of common stock